IMPORTANT INFORMATION
                        FOR SHAREHOLDERS
                               OF
                  INTERNATIONAL HERITAGE, INC.

         The documents you hold in your hands contain your Proxy Statement, a Proxy Form, a Dissenters' Notice, a Confidential Investor Questionnaire and a Purchaser Representative Questionnaire. A proxy statement is a statement providing you with information regarding actions by the Company and its Board of Directors, some of which may entitle you to vote on certain matters. A proxy form is, in essence a ballot. When you vote your proxy it tells us how to vote on your behalf on important issues relating to International Heritage, Inc. ("IHI" or the "Company"). If you complete and sign the proxy, we will vote it exactly as you tell us. If you simply sign the proxy, we will vote it in accordance with the Board of Directors' recommendation. A dissenters' notice entitles you to invoke your dissenters' rights and demand payment for your stock if you disagree with corporate action and no longer wish to be a Company shareholder. A confidential accredited investor questionnaire is a survey for determining whether you are an accredited investor as defined by Rule 501 of Regulation D of the Securities Act of 1933, as amended ("Securities Act"), and thus able to participate in the voluntary share exchange contemplated by the Company. A Shareholder may also be accredited through a purchaser representative as set forth in Rule 501 of Regulation D of the Securities Act.

         Proxies may be revoked at any time before they are exercised by written notice to the Corporate Secretary, by timely notice of a properly executed later dated proxy or by voting in person at the Meeting. Voting your proxy will in no way limit your right to vote at the meeting if you decide to vote in person and have confirmed your intent to attend the meeting before March 25, 1998. However, proxies will enable us to tabulate most of the results prior to the Meeting without wasting time during the Meeting counting ballots and will allow those who cannot or do not want to attend, to vote their shares.

         When shareholders do not return their proxies in sufficient numbers, we have to incur the expense of follow-up solicitations, which can cost the Company money and thus effect the value of your stock. Please return your Proxy Form promptly so we may assure receipt of your vote. Also, please return your Confidential Accredited Investor Questionnaire so that Kara International, Inc. may determine if you are an accredited investor and able to participate in the voluntary share exchange.

         We want to know how you would like to vote and welcome your comments. Please take a few moments with these materials and return your Proxy Form and Confidential Accredited Investor Questionnaire (and Purchaser Representative Questionnaire, if applicable) to us right away. If you have any questions with respect to execution of these documents, please contact Georgina Mollick, Vice President of Legal Affairs or Angie C. Stewart, Corporate Secretary at
(919) 571-4646.

                  INTERNATIONAL HERITAGE, INC.
                      2626 Glenwood Avenue
                           Suite 200
                 Raleigh, North Carolina  27608

                SPECIAL MEETING OF SHAREHOLDERS

TIME . . . . . . . . . . . . . . . . 2:00 PM, EST on February 27, 1998

PLACE . . . . . . . . . . . . . . . .2626 Glenwood Avenue, Suite 200
                                     Raleigh, North Carolina  27608

ITEMS OF BUSINESS . . . . . . . . .  (1) To increase the authorized common stock of the Company to 50,000,000
                                     shares;
                                     (2) To provide information regarding the voluntary share for share exchange of the stock of International Heritage, Inc. with Kara International, Inc.;
                                     (3) To provide dissenters' rights to
                                     shareholders pursuant to resolution
                                     adopted by the Board of Directors
                                     pursuant to N.C. Gen. Stat.
                                     55-13-02(a)(5); and
                                     (4) To transact such other business as
                                     may properly come before the Meeting and any adjournment thereof.

RECORD DATE . . . . . . . . . . . .  Holders of Common Stock of record at the close of business, December 31,
                                     1997, are entitled to vote at the
                                     Meeting.

PROXY VOTING . . . . . . . . . .     It is important that your Shares
                                      be represented and voted at the Meeting.
                                     Please MARK, SIGN, DATE AND RETURN
                                     PROMPTLY the enclosed Proxy Form and
                                     Confidential Accredited Investor
                                     Questionnaire via facsimile (919)
                                     571-8744 to the attention of Angie C.
                                     Stewart, Corporate Secretary, and return the original in the postage-paid envelope furnished for that purpose. Any proxy may be revoked in the manner described in the accompanying Proxy
                                    Statement at any time prior to its
                                    exercise at the Meeting.

                                            STANLEY H. VAN ETTEN
                                            President, Chief Executive
                                            Officer and Chairman of the Board

                                            ANGIE C. STEWART
                                            Corporate Secretary
February 16, 1998

                    INTERNATIONAL HERITAGE, INC.

                          INTRODUCTION

         This Proxy Statement is furnished to the shareholders of International Heritage, Inc., a North Carolina corporation ("IHI" or the "Company"), in connection with the solicitation by the IHI Board of Directors, of proxies to be used at the Special Meeting of Shareholders (the "Meeting") to be held on February 27, 1998, at 2:00 PM, EST, at the executive offices of International Heritage, Inc. located at: 2626 Glenwood Avenue, Suite 200, Raleigh, North Carolina 27608, to consider and act upon the matters set forth herein and at any meeting following the adjournment thereof.

         The Meeting has been called to vote upon: (1) the increase in the authorized capital stock of the Company to 50,000,000 shares of Common Stock in order to accommodate the conversion of the Notes and Debentures outstanding from the Regulation D private offering dated July 17, 1997 ("Reg D Offering") and the Regulation S offering dated November 11, 1997 ("Reg S Offering"), respectively; and (2) to transact such other business as may properly come before the Meeting and any adjournment thereof. This Proxy Statement and accompanying Proxy Form are being mailed to holders of Common Shares on the record date which is December 31, 1997 (the "Record Date"). This Proxy Statement is also being furnished to all Shareholders in order to provide information regarding the voluntary share exchange by accredited investors of the Company with Kara International, Inc., a Nevada corporation, ("Kara") publicly trading on the Over-the-Counter ("OTC") Bulletin Board of the National Association of Securities Dealers, Inc. ("NASD"); and to provide Shareholders the right to dissent pursuant to resolution adopted by the Company's Board of Directors pursuant to N.C. Gen. Stat. 55-13-02(a)(5).

         The Proxy Form accompanying this Proxy Statement is solicited by the IHI Board of Directors for its use at the Meeting. A proxy may be revoked by a Shareholder, at any time before it is exercised, by attending the Meeting and voting in person or by delivering to: Angie C. Stewart, Corporate Secretary, at 2626 Glenwood Avenue, Suite 200, Raleigh, North Carolina 27608, either written notice of revocation or a duly executed proxy bearing a date later than that of the previous proxy.

         WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY FORM AND CONFIDENTIAL ACCREDITED INVESTOR QUESTIONNAIRE AND RETURN IT PROMPTLY VIA FACSIMILE (919) 571-8744 ATTENTION:
ANGIE C. STEWART, CORPORATE SECRETARY, AND VIA FIRST CLASS MAIL IN THE ENVELOPE ENCLOSED IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. IF YOU PLAN ON ATTENDING THE MEETING, PLEASE INDICATE SUCH ON THE PROXY FORM AND R.S.V.P. TO DIANA WILSON (919) 571-4646 EXT. 1247 ON OR BEFORE FEBRUARY 25, 1998. ALL PROXIES AND CONFIDENTIAL ACCREDITED INVESTOR QUESTIONNAIRES MUST BE RECEIVED ON OR BEFORE FEBRUARY 26, 1998.

Purpose of the Meeting

         The Meeting has been called to vote upon: (1) the increase in the authorized capital stock of the Company to 50,000,000 shares of Common Stock in order to accommodate the conversion of the Notes and Debentures outstanding from the Reg D Offering and the Reg S Offering, respectively; and (2) to transact such other business as may properly come before the Meeting and any adjournment thereof.

         You may elect whether or not you would like to attend the Meeting in person. The Meeting is not mandatory. Only issues discussed in the Proxy
Statement will be addressed at the Meeting.   This Proxy Statement also
includes information regarding the voluntary share exchange between accredited Shareholders of IHI and Kara. Any minutes from the Meeting or handouts will be mailed to the Shareholders of record after the Meeting; therefore, even if you do not attend the Meeting in person, you will receive the same information as those who do.

Proxies

         YOUR VOTE IS IMPORTANT! Because many Shareholders cannot personally attend the Meeting, it is necessary that a large number be represented by proxy. Also when Shareholders vote by proxy, the results can be tabulated more efficiently thereby expediting the course of the Meeting. Shareholders may vote their proxy by marking, signing, dating and returning promptly the enclosed Proxy Form and return it via facsimile (919) 571-8744, Attention:
Angie C. Stewart, Corporate Secretary and via mail in the postage paid envelope provided.

         Proxies may be revoked at any time before they are exercised by written notice to the Corporate Secretary, by timely notice of a properly executed later-dated proxy or by voting in person at the Meeting.

         Voting your proxy will in no way limit your right to vote at the Meeting if you decide to vote in person and have confirmed your intent to attend the Meeting before February 27, 1998.

         All Shares entitled to vote and represented by properly executed proxies received prior to the Meeting by Angie C. Stewart, Corporate Secretary, will be voted at the Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on an otherwise properly executed proxy, the Shares represented by that proxy will be voted as recommended by the Board of Directors.

         If any other matters are properly presented at the Meeting for consideration, including among other things, consideration of a motion to adjourn the Meeting to another time or place, the person named on the enclosed Proxy Form and acting thereunder will have discretion to vote on those matters in accordance with their best judgment to the same extent as the person signing the proxy would be entitled to vote. The Company does not currently anticipate that any other matters will be raised at the Meeting.

Record Date

         The date for determining the Shareholders entitled to vote at the Meeting was the close of business on December 31, 1997. At the Record Date, there were issued and outstanding 7,540,756 shares of Common Stock. Shareholders will be entitled to one vote per share of Common Stock held on the Record Date on all matters coming before the Meeting. Optionees, Note holders and Debenture holders are not entitled to vote.

Vote Required

         The presence, in person or by proxy, of the holders of the majority of the votes entitled to be cast by the Shareholders entitled to vote generally at the Meeting is necessary to constitute a quorum. Abstentions are counted as present and entitled to vote for purposes of determining a quorum.

         Pursuant to the North Carolina Business Corporation Act ("N.C. Business Corporation Act"), the approval of the increase in authorized shares requires the affirmative vote of the holders of at least a majority of all the shares of Common Stock outstanding on the Record Date.

         The affirmative vote by the holders of the majority of the Common Stock present in person or represented by proxy and entitled to vote on the matter is required to approve any other matter to be acted upon at the Meeting. An abstention is counted as a vote against.

Cost of Proxy Solicitation

         The cost of soliciting proxies will be borne by the Company. Proxies may be solicited on behalf of the Company by the Board of Directors, officers or employees of the Company in person or by telephone, facsimile transmission, telegram or electronic transmission.

           INCREASE AUTHORIZED SHARES OF COMMON STOCK

General

         Currently the Company has authorized 25,000,000 shares of Common Stock. As of the Record Date there were 7,540,756 shares issued and outstanding, 6,250,000 options inside the International Heritage, Inc. 1996 Stock Option Plan ("Option Plan"), 7,905,264 options outside the Option Plan, $4,335,661.67 in Notes outstanding convertible into 2,167,831 shares of Common Stock and up to $10,000,000 in 8.5% Convertible Debentures ("Debentures") outstanding convertible into 5,500,000 shares of Common Stock and 3,000,000 Warrants exercisable at a price of $4.00 per share.

         The Notes issued pursuant to the Reg D Offering are convertible at any time prior to repayment upon the following: (i) an initial public offering providing gross proceeds of a minimum of $10,000,000 at a per share price of no less than $4.00 and the per share price remains over $4.00 for any thirty day period thereafter, (ii) a sale of all or substantially all of the assets of the Company to a public company and the per share price of the common stock of such company remains over $4.00 for any thirty day period thereafter, or
(iii) any recapitalization, reconsolidation, merger or share exchange of or by the Company that results in the existing shareholders of the Company owning less than 51% of the Company, or the successor thereafter becomes a public company and the per share price of the common stock remains over $4.00 for any thirty day period thereafter. The Notes are also convertible at the option of the Noteholders under the same conversion terms. The Company must have an adequate number of shares authorized to accommodate the conversion of all of the outstanding Notes, and therefore must have 2,167,831 shares of Common Stock authorized and available for the conversion of the Notes.

         The Debentures issued pursuant to the Reg S Offering are automatically converted upon the occurrence of any of following: (i) an initial public offering providing gross proceeds of a minimum of $10,000,000 at a per share price of no less than $4.00 and the per share price remains over $4.00 for any thirty day period thereafter; (ii) a sale of all or substantially all of the assets of the Company to a public company and the per share price of the common stock of such company remains over $4.00 for any thirty day period thereafter, or (iii) any recapitalization, reconsolidation, merger or share exchange of or by the Company that results in the existing shareholders of the Company owning less than 51% of the Company, or the successor thereafter becomes a public company and the per share price of the Common Stock remains over $4.00 for any thirty day period thereafter. The Debentures are also convertible at the option of the Debenture holders under the same conversion terms. Common Stock issued upon the exercise of the Warrants or conversion of the Debentures shall be subject to a 12-month lock-up commencing from the date of exercise or automatic conversion, as may be applicable. The Warrants are exercisable by the holder at an exercise price of $4.00 per share, in whole or in part, at any time on or before December 15, 1999. The Company must have an adequate number of shares authorized to accommodate the conversion of all of the outstanding Debentures and the exercise of all outstanding Warrants, and therefore must have 8,500,000 shares of Common Stock authorized and available for the conversion of the Debentures and exercise of the Warrants.

         In order to accommodate the potential exercise of all options and Warrants as well as the conversion of the Notes and Debentures, the Company would need a total of 24,823,095 shares of Common Stock authorized and available for issue. Hence the Company does not currently have authorized a sufficient number of shares of Common Stock.

         The Board of Directors in its meeting of February 10, 1998 voted to amend the Articles of Incorporation and increase the number of authorized shares of Common Stock to 50,000,000 shares in order to accommodate the potential exercise of all outstanding options and Warrants, the conversion of all outstanding Notes and Debentures, as well as to provide additional shares for other capitalization purposes. Shares do not have a dilutive effect upon authorization, only upon issuance.

         The Board of Directors recommends that the Shareholders vote FOR the amendment of the Articles of Incorporation to authorize 50,000,000 shares of Common Stock.

Vote Required

         Pursuant to the N.C. Business Corporation Act, the approval of the amendment of the Articles of Incorporation to authorize 50,000,000 shares of Common Stock, requires the affirmative vote of the holders of at least a majority of all of the shares of Common Stock outstanding on the Record Date.

      INFORMATION REGARDING THE VOLUNTARY SHARE EXCHANGE
  BY ACCREDITED SHAREHOLDERS OF INTERNATIONAL HERITAGE, INC.
                 WITH KARA INTERNATIONAL, INC.

Agreement and Plan of Reorganization

Introduction

         Kara International, Inc., a corporation organized under the laws of the State of Nevada on April 22, 1985 ("Kara"), is a "corporate shell," having no material assets or liabilities; 4,559,761 outstanding shares of $0.001 par value common voting stock, of which 4,004,000 shares are owned by its sole director and executive officer, David N. Nemelka, Jr. with the remaining shares being owned by approximately 395 public stockholders; and its common shares are quoted on the OTC Bulletin Board of the NASD, though there is no "established trading market" for these shares and any trading activity during the past year has been based primarily on speculation of what, if any, business venture Kara may acquire, including its proposal to IHI, which was briefly outlined in an 8-K Current Report dated October 1, 1997, which was filed by Kara with the Securities and Exchange Commission (the "Commission"). A copy of Kara=s 10-KSB Annual Report for the fiscal year ended December 31, 1997, which has been recently filed with the Commission, is attached hereto as Exhibit A and is incorporated herein by reference (the "Kara 1997 Annual Report"); additional historical information respecting Kara can be obtained by reviewing past EDGAR filings of Kara with the Commission, at http:\\www.sec.gov.

         The only material business operations conducted by Kara during the past year involved seeking and reviewing prospective business ventures which could be acquired by acquisition, reorganization or merger.

         Kara recognizes that the number of suitable potential business ventures that may be available to it are extremely limited, and may be restricted to entities who desire to avoid what these entities may deem to be the adverse factors related to an initial public offering ("IPO"). The most prevalent of these factors include substantial time requirements, legal and accounting costs, the inability to obtain an underwriter who is willing to publicly offer and sell shares, the lack of or the inability to obtain the required financial statements for such an undertaking, limitations on the amount of dilution to public investors in comparison to the stockholders of any such entities, along with other conditions or requirements imposed by various federal and state securities laws, rules and regulations.

         Kara proposes to acquire 100% of the outstanding voting securities of IHI, by exchanging its "restricted securities" for outstanding shares of common voting stock of IHI with persons who currently own securities of IHI, and proposes to exchange like options of Kara for outstanding options of IHI, to purchase shares of common stock of IHI. Initially, Kara intends to acquire not less than 80% of the outstanding voting securities of IHI in a stock for stock exchange with certain Shareholders of IHI who are "accredited investors" as that term is defined in Regulation D of the Securities Act of 1933, as amended ("Securities Act"), including members of management who have tentatively agreed to this exchange. Once 80% of the outstanding securities of IHI have been acquired, IHI will become a majority-owned subsidiary of Kara, and Kara will change its name to "International Heritage Incorporated." Kara will then seek to acquire the remaining outstanding common stock of IHI through applicable federal and state exemptions from the registration of securities or through registration with appropriate federal and state agencies, including the Commission, on the same terms and conditions, and will reserve a sufficient number of its securities for this purpose for a period of two years.

         Kara believes that it can acquire all of the securities of IHI owned by "accredited investors" and the securities of not more than 35 non-accredited investors pursuant to available federal and state exemptions from registration; however, if there are substantially more than 35 non-accredited investors in IHI, Kara may be required register the balance of the contemplated exchange with the Commission and appropriate state agencies where IHI Shareholders reside, and this would be a lengthy and time consuming process. In such event, Shareholders of IHI who do not have the initial opportunity to exchange their securities of IHI for "restricted securities" of Kara may be at a distinct disadvantage in any market that may develop for the securities of Kara.

         The determination of whether Shareholders of IHI are "accredited investors" will be made by Kara primarily based upon a review of responses of IHI Shareholders in the Confidential Accredited Investor Questionnaires being provided to IHI Shareholders, which accompany this Proxy Statement; therefore, it is very important that these questionnaires be completed fully and accurately. Incomplete questionnaires will result in delays and additional cost and expense.

         The proposed reorganization is considered a "reverse reorganization" because once the initial 80% of IHI has been acquired, the IHI Shareholders who have exchanged their securities of IHI for securities of Kara will become the controlling stockholders of Kara; current management of Kara will resign, while designating the current directors and executive officers of IHI as directors and executive officers of Kara, in the same positions each held prior to the reorganization; and the business of IHI will continue, with Kara as the "parent" and IHI as the "majority-owned subsidiary."

         Kara intends to provide each Shareholder of IHI with whom it intends to approach to acquire the initial 80% of IHI with a copy of an Agreement and Plan of Reorganization (the "Plan") and related exhibits; and copies of the Kara 1997 Annual Report and all quarterly and other reports filed with the Commission during the past 12 months. Each IHI Shareholder who desires to exchange IHI securities for securities of Kara will be required to execute and deliver a copy of the Counterpart Signature Page to the Plan, thereby becoming a party to the Plan (representations and warranties of IHI in the Plan will be made by IHI and its principal executive officers only); to deliver his/her/its duly signed stock certificate representing the IHI securities being exchanged, with the signature guaranteed to the satisfaction of Kara; and to execute and deliver an Investment Letter whereby he/she/it acknowledges that the securities of Kara being received in the exchange are "restricted securities" which may not be sold unless there is an available exemption from the registration provisions of the Securities Act of 1933, as amended (the "1933 Act"), or the offer and sale is registered with the Commission. In essence, the stockholder is agreeing that the "restricted securities" of Kara cannot be publicly sold unless the sale is made in accordance with Rule 144 of the Commission, which requires a minimum holding period of one year.

         Unless at least 80% of the outstanding securities of IHI can be acquired, the proposal will be abandoned. Kara believes that if not less than 80% of the securities of IHI are acquired in the exchange, that the exchange will be a "tax free reorganization" in accordance with Section 368(a)(1)(B) of the Internal Revenue Code of 1986.

The Plan

         The definitive agreement shall provide, among other terms and provisions, for:

         Exchange.  Each outstanding share of IHI will be exchanged for three
(3) shares of Kara, and each outstanding option of IHI will be exchanged for one (1) option to acquire one (1) share of Kara on like terms and conditions.

         Charter Amendments. The Articles of Incorporation of Kara shall be amended to change Kara=s name to "International Heritage Incorporated," or such other name as the respective Boards of Directors of Kara and IHI shall determine. David N. Nemelka, Jr. the sole director and executive officer of Kara, owns sufficient voting securities of Kara (approximately 88%) to adopt the required resolutions to effect this name change in accordance with the Nevada Revised Statutes.

         Representations and Warranties. Customary and usual representations and warranties by the parties (exchanging IHI Shareholders warranties shall be limited to those related to ownership of the securities of IHI being exchanged) shall be provided, including, but not limited to (i), corporate standing and licensing and qualification to do business in all jurisdictions where business is conducted; (ii), authorized, outstanding and lawful issuance of outstanding securities; (iii), financial status, assets, liabilities and lack of or disclosure of any exceptions to the respective financial statements of the parties; (iv), confidentiality, in the event the Plan is not completed;
(v), corporate authority and due authorization; (vi), material environmental matters; and (vii), access to all material information regarding the other party.

         Opinions of Counsel. For the delivery at closing of favorable opinions of counsel for the corporate parties with respect to customary and usual matters of law covered under similar plans and parties.

         Conduct of Business. Until consummation or termination of the Plan, the parties will conduct business only in the ordinary course and none of the assets of either shall be sold or disposed of except in the ordinary course of business or with the written consent of the other party.

         Consents. The parties shall have received all permits, authorizations, regulatory approvals and third party consents necessary for the consummation of the exchange, and all applicable legal requirements shall have been satisfied.

         Conditions Precedent to the Obligations of the Parties. Each party=s obligations under the Plan shall be subject to the representations and warranties of the other having been made therein being true and correct at closing, and with respect to Kara, that persons owning not less than 80% of the outstanding voting securities of IHI agree to and do become party to the Plan.

         The foregoing is a summary of the material provisions of the proposed definitive agreement which will embody the Plan, and such summary is modified in its entirety by the actual Plan, a copy of which shall be delivered to each IHI Shareholder who is contacted with respect to his/her/its interest in the exchange, which will not occur until Kara has had an opportunity to review the completed questionnaires of the IHI Shareholders. Accordingly, this summary of this proposal should in no way be deemed to be an offer of the exchange of securities of Kara for securities of IHI; this offer can only come from Kara.

Risk Factors Relating to the Share Exchange

         There are numerous risk factors related to the Plan and any reorganization with Kara, and each IHI Shareholder should use his/her/its expertise to consider the following risk factors and to determine others which are apparent or exist; securities like those of Kara are highly speculative. Additional risk factors will be outlined to the IHI Shareholders by Kara once the questionnaires have been reviewed and the "accredited investors" have been determined, as part of the offer of exchange.

         Limited Market for Common Stock. Although the Kara's common stock is listed on the OTC Bulletin Board of the NASD, the market for such shares only commenced in 1997, and its is based entirely on speculation of what business venture Kara may acquire; there can be no assurance that it will continue or be maintained, regardless of the completion of the Plan. Any market price for shares of common stock of the Kara is likely to be very volatile, and factors such the current lack of a substantial "public float" (all but 555,761 shares of Kara are owned by David N. Nemelka, Jr., Kara=s sole director and executive officer), governmental regulation and fluctuations in operating results may all have a significant effect. In addition, the stock markets generally have experienced, and continue to experience, extreme price and volume fluctuations which have affected the market price of many small capital companies and which have often been unrelated to the operating performance of these companies. These broad market fluctuations, as well as general economic and political conditions, may adversely affect the market price of Kara's common stock.

         Future Sales of Common Stock. David N. Nemelka, Jr. currently beneficially owns approximately 4,004,000 shares of the common stock of Kara or approximately 88% of its outstanding voting securities, which he acquired from Kara for the sum of $20,000. On April 10, 1998, Mr. Nemelka will have beneficially owned these securities for one year, and subject to compliance with the applicable provisions of Rule 144 of the Commission, he may then commence to sell these "restricted securities" in an amount equal to up to 1% of the then outstanding securities of Kara, or the average weekly trading volume in the securities of Kara on any recognized automated system (the OTC Bulletin Board is such a system) during the four weeks preceding any Notice of Sale pursuant to Rule 144, in any three month period, provided Kara satisfies the "current public information" requirements of Rule 144 at that time. Since Kara is a "reporting issuer" with the Commission, it is anticipated that these requirements will be satisfied. In such event, such sales could have a substantial adverse effect on any public market that may then exist in the reorganized Kara=s common stock. Sales of any of these securities by Mr. Nemelka could severely affect the ability of the reorganized Kara to secure the necessary debt or equity funding for the reorganized Kara=s proposed
business operations.   Mr. Nemelka has already had preliminary negotiations
with a number of persons who were instrumental in apprising Kara of the IHI opportunity, who include members of management of IHI, respecting the possibility of selling a block of these securities at a substantial reduction below the current quoted price for shares of common stock of Kara. Although Mr. Nemelka has no firm arrangements or understandings respecting the sale of any of these securities, in such event, these persons may be able to "tack" the holding period of Mr. Nemelka and avail themselves of the resale provisions of Rule 144. Further, in either event, Mr. Nemelka may profit substantially from his $20,000 investment.

         Dilution Kara has no material assets or liabilities, and its book value is nil. Assuming Kara acquired the outstanding voting securities of IHI, based upon Kara having a book value of $-0- and Kara currently having 4,559,761 outstanding shares of common stock, the IHI exchanging stockholders would experience an immediate and substantial dilution of their current ownership in IHI and the book value per share of their IHI common stock as a result thereof. An exact estimate of the actual dilution anticipated will be provided to each IHI stockholder who is approached by Kara, once the completed questionnaires of IHI Shareholders are received and reviewed.

         Restricted Securities The securities of Kara to be received in the exchange by the IHI Shareholders shall be "restricted securities" as defined in Rule 144 of the Commission, and the exchange commences a new holding period for IHI Shareholders, independent of when their respective shares of common stock of IHI were acquired. These securities will have to be held for at least one year prior to public sale under Rule 144; and if there were presently a market for shares of common stock of IHI, IHI Shareholders who had owned their shares of common stock of IHI for in excess of one year may be able to utilize Rule 144 for the sale of these securities, and if any had held their securities for in excess of two years, such securities could be sold without limitation (if the Shareholder was not a director, executive officer or an "affiliate" of IHI).

         Effect of Transaction on Optionees According to the Plan of reorganization, Kara shall adopt the 1996 International Heritage, Inc. Stock Option Plan ("Stock Option Plan") and shall substitute options of Kara for options of IHI. The substituted options shall be subject to the same terms and conditions as they were under the Stock Option Plan. Optionees shall have the same rights to exercise their shares. It is anticipated that the reorganized company shall endeavor to file an S-8 Registration Statement to attempt to register the shares underlying the stock options. However, the Company can make no assurance that such a registration will be accomplished, and optionees may remain subject to the terms of Rule 144 after the exercise of their options for "restricted securities."

Risk Factors Relating to the Reorganized Company

         Forward-Looking Statements The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This document contains forward-looking statements which reflect the views of IHI and the proposed new members of management with respect to anticipated future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These uncertainties and other factors include, but are not limited to the words "anticipates," "believes," "estimates," "expects," "plans," "projects" or "targets" and similar expressions which identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. IHI undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

         Securities and Exchange Commission Informal Investigation. The Atlanta office of the SEC sent an informal request for certain information to IHI regarding its prior securities offerings (to include Rescission Offers) and information substantiating why IHI's marketing program does not involve the sale of securities. IHI has provided the SEC with all information requested to date. There can be no assurance that the SEC will not proceed with a formal investigation, administrative proceeding or legal action in the future. Any such action could have a material adverse effect on IHI's financial condition and results of operations.

         Rescission Offer and Related Contingent Liabilities. On August 15, 1995, IHI privately offered to rescind all of its prior sales of securities to its then 57 Shareholders ("August Rescission Offer"). On December 15, 1995, IHI privately offered to rescind all of its prior sales of securities to its then 194 Shareholders ("December Rescission Offer" and together with the August Rescission, the "Rescission Offers"). A total of four Shareholders accepted the Rescission Offers for a total stock value of $20,000. The Rescission Offers by IHI were voluntary. IHI, in its private offering of securities, to which the Rescission Offers applied, had relied on various exemptions which in some respects may have been technically deficient in some of the states where the securities were offered. IHI determined it would be in its best interest to voluntarily offer rescission to all Shareholders so as to treat all Shareholders equitably.

         IHI was required in connection with the sale of certain of its securities to make a rescission offer to Shareholders in the State of Washington. From August 1995 through December 1995, IHI privately offered and sold shares of its Common Stock within the State of Washington. A total of 40 Washington residents (the "Washington Shareholders") purchased shares through that offering (the "Washington Offering", which resulted in proceeds to IHI of $100,650. The Washington Offering was not registered with the Securities Division of the Department of Financial Institutions of Washington ("Securities Division"), and IHI did not file a notification of claim of exemption for the Washington Offering with the Securities Division. IHI notified the Securities Division upon discovering that the Washington
Offering may not qualify for an exemption from the registration requirements under the Securities Act of Washington. IHI then filed an application with the Securities Division to register a rescission offer. IHI subsequently withdrew the application and, on March 8, 1996, voluntarily refunded Washington Shareholders their initial investment plus interest totaling $104,538.49. IHI without admitting or denying any wrongdoing entered into a Consent Agreement with the Securities Division on September 5, 1996. There is no assurance that in the future that any state or the Commission could commence an administrative proceeding or legal action which could cause IHI to be required to offer rescission to its shareholders. Any such action could have a material adverse effect on IHI, its financial condition and results of operations.

         Upon the completion of the Rescission Offers, IHI had offered the right to rescind to all Shareholders other than those who had received their shares by gift or for services for which no value had been assigned at the time rescission was offered. IHI can give no assurances that it will not be liable for administrative penalties and sanctions as a result of these transactions, which could have a material and adverse effect on IHI.

         The Rescission Offers were not registered under the Securities Act and IHI relied on Section 4(2) of the Securities Act to voluntarily offer rescission to Shareholders who did not receive their stock by gift or in exchange for services for which no value had been determined at the time of the rescission offer. IHI offered rescission because certain notice filings were not made to perfect exemptions at the state level in some of the states where the securities were offered. In order to treat all Shareholders equitably, rescission was offered to all shareholders, even where there were proper exemptions in place. IHI is unaware of any liability, contingent or otherwise, growing out of unregistered sales of the securities; however, there can be no assurance that no liabilities are outstanding. Any future liability or requirement to offer rescission to the holders of IHI's debt or equity securities could have a material and adverse effect on IHI's financial condition and results of operations.

         Uncertain Ability to Manage Growth. Many of IHI's officers, managers and key employees have had limited experience in managing companies as large and as rapidly growing as IHI. IHI's strategy of continuing its growth and expansion will place additional demands upon IHI's current management and other resources and will require additional information systems, management personnel and operational and financial resources. The continued growth of IHI will depend on various factors, including, among others, its relations with IRSRs, the capacity of IHI's computer systems to continue to handle the growing number of IRSRs and the increasing sales, the ability of IHI's suppliers to fulfill orders, the ability of IHI to provide adequate IRSR training and to open new markets in other countries. Not all of the foregoing factors are within the control of IHI. IHI's ability to manage growth successfully will require IHI to continue to enhance its operational, management, financial and information systems and controls. No assurance can be given that IHI will be able to manage its expanding operations and, if IHI's management is unable to manage growth effectively, IHI's business, operating results, and financial condition could be materially and adversely affected. Furthermore, there can be no assurance that the growth experienced by IHI in the past will continue.

         History of Operating Losses; Uncertainty of Future Profitability.
IHI was incorporated on April 28, 1995, and from that date until June 21, 1995, IHI's operations consisted primarily of raising capital, developing a business plan, implementing business policies, recruiting professional advisors and administrative activities. During this development stage, IHI incurred losses of approximately $225,000. From the date of inception through December 31, 1996, IHI had accumulated losses of $617,572. As of December 31, 1996, IHI had stockholders' equity of $305,827, and its current liabilities exceed its current assets by $1,664,390. This situation was caused by the high cost associated with building and developing an international direct sales company. IHI had actual expenditures of $880,000, $471,000 and $1,999,000 for professional fees, computer hardware, software and other related costs, and sales and training material development, production costs and inventory, respectively. IHI had net income of $1,312,251 for the year ended December 31, 1996. However, IHI lost approximately $12,824,000 during 1997 primarily due to the decline in margins from IHI's commission payout structure. IHI modified its commission payout structure in November, 1997 to attempt to generate better margins. At year end 1997, the margin (with commissions) was 5%. However, management believes these margins will continue to improve with the consistent application of the 65% cap on the commission payout in the future. Additional factors affecting IHI's profitability in 1997 consisted of, but were not limited to: negotiating a consent agreement with the North Carolina Attorney General's office; the wrongful withholding of approximately $1,000,000 in funds by IHI's former credit card processor, First Data Corporation, the embezzlement of $684,000 by former IHI employees, the expenses relating to the first annual convention ($1,000,000) and expenses accrued in association with an attempt to file an S-1 Registration Statement. Management believes the introduction in March, 1998 of consumable products and the Flex-Level Compensation Plan will further ensure profitability from IHI's commission pay out structure. Additionally IHI has cut its selling, general and administrative expenses to approximately 16%. However, there can be no assurance that IHI's strategy to increase profitability will be successful or that IHI will be profitable in the future.

         Refund Policy & Money-Back Guaranty. IHI provides a one hundred percent (100%) money back guarantee for all products or items purchased by IRSRs, other than sales aids returned within 60 days of receipt. Sales aids and Kits are subject to a ninety percent (90%) refund for one year so long as the items are unopened (standard set by the Direct Selling Association). Additionally, IHI conforms with regulations with respect to refunds in the states and provinces in which IHI conducts business. The following states, by statute, require longer periods for refunds: Georgia, Maryland, Massachusetts, Oklahoma and Texas. However, none of these states requires a refund after one year, thus IHI's maximum exposure for refunds in these states is one year.
All other states have no defined refund and/or return provision. IHI had returns (or refunds) of approximately 10% in 1996. The rate of returns or refunds in the traditional retail market, selling products similar to those sold by IHI (i.e. department stores), is also approximately 10%. IHI cannot predict the percentage of returns or refunds in the future; however, IHI anticipates that the returns shall be approximately 12.5%.

         Dependence on Independent Retail Sales Representatives. IHI's success depends in significant part upon its ability to attract, maintain, and motivate a large base of Independent Retail Sales Representatives ("IRSRs"), independent contractors who purchase products from IHI and either resell them to the public or keep them for personal use, who, in turn, recruit other IRSRs, all of whom solicit purchasers for IHI's products. Any significant turnover among IRSRs requires the sponsoring of new IRSRs by existing IRSRs in order to maintain or increase the overall IRSR sales force. For the year ended December 31, 1995, IHI experienced an attrition rate of approximately 9.3% for IRSRs (using the method for measuring attrition used by the Direct Selling Association). For the years ended December 31, 1996 and 1997, IHI experienced an attrition rate of approximately 10%. The industry average attrition rate, which is in excess of 22% according to the Direct Selling Association, is significantly higher than IHI has experienced to date even in light of entering into the Settlement Agreement with the North Carolina Attorney General. Activities of the IRSRs in obtaining new IRSRs are particularly impacted by: (i) changes in the level of motivation, which in turn can be positively or negatively affected by general economic conditions; (ii) modifications to the pay-out under the IHI Bi-Lateral Compensation Plan (the "Bi-Lateral Plan"); (iii) the availability of training and leadership conferences; (iv) the quality and diversity of product availability; and, (v) a number of intangible factors." IHI's ability to attract IRSRs could be negatively affected by adverse publicity relating to the network marketing industry, IHI, its products, or its operations, as well as competition with other network marketing companies who may recruit IHI's IRSRs. IHI does not pay any commissions or fees for recruiting IRSRs. IHI only pays commissions on product sales. Because of the number of factors that impact the recruiting of IRSRs, IHI cannot predict when or to what extent such increases or decreases in the level of IRSR retention will occur. In addition, the number of IRSRs (as a percentage of the population) may reach levels that become difficult to exceed due to the finite number of persons inclined to pursue work in the independent direct selling business. However, IHI's success and the success of its IRSRs is not dependent upon the recruitment or the sponsorship of new IRSRs into IHI. The success of IHI and the success of each IRSR is dependent upon the sale of IHI products. There can be no assurance that the number or productivity of IRSRs will be sustained at current levels or will increase in the future.

         Dependence on Third Party Manufacturers. The products bought by IHI and resold to its IRSRs are manufactured by third party manufacturers; therefore, IHI does not have direct control over the quality of manufacturing. Additionally, some of the third party manufacturers market their own products and/or supply their products to more traditional retailers to which preferential treatment may be given. Any of the foregoing would adversely affect IHI's revenues from the sale of such products. There can be no assurance that in the future these third parties' manufacturing or fulfillment capacities will be sufficient to satisfy IHI's requirements, that interruptions or delays in manufacturing or fulfillment will not adversely affect IHI's operations, or that alternative manufacturing or fulfillment sources will be available to IHI on commercially reasonable terms or at all.

         Liquidity and Capital Resources. As of December 31, 1997, IHI had a cash balance of approximately $88,406. IHI's operating activities used cash of approximately $8,061,000 for the year ended December, 1997, compared to cash provided by operations for the year ended December 1996 of $1,491,000. The single largest factor in the change between the two periods was IHI's deterioration of gross margins. Management believes that this condition will be corrected once the newly introduced commission payout plan has been implemented for several pay periods and the new consumable products and Flex-Level Compensation Plan are introduced and implemented; however, there can be no assurance that such commission adjustment and product introduction will improve IHI's cash flow from operations.

         The liquidity of IHI has historically been dependent on revenue remaining constant or increasing. The internal support structure has been built to service the current level of revenue. A material deficiency in liquidity will occur if sales decline for a period of time. IHI has met its capital requirements to date in part through the investment of the initial 57 shareholders ("Founding Shareholders"), shareholder loans, proceeds from a Regulation D private placemen of approximately $4,000,000, and cash flow from operations. IHI believes that its existing sources of cash are not sufficient to run IHI at its current growth rate and, therefore, needs cash to help fund operations, capital expenditures, and working capital. IHI had anticipated raising capital through an initial public offering ("IPO") in early 1997; however, IHI terminated its planned IPO due to market conditions and the action commenced and subsequently settled, with the North Carolina Attorney General's office. As a result, IHI initiated a Regulation D private offering to raise up to $5,000,000 and, subsequently a Regulation S offering to raise an additional $10,000,000.

         Although management believes the net proceeds of the Reg D and the Reg S Offerings are sufficient to fund continued growth through 1998, unforeseen events may occur which would require IHI to seek additional capital in the future. The extent and timing of such requirements will depend upon many factors, including, but not limited to, economic conditions, the level of product sales, competition and cash flow levels. IHI believes that the funds generated by the offerings, together with existing resources and cash generated from operations, will be sufficient to fund its operations through 1998. However, no assurances can be given that unforeseen circumstances will not alter IHI's capital requirements, or that adequate funds will be available on acceptable terms, if at all. IHI's shareholders will have no obligation to provide any such funds that may be required in the future.

         No Dividends. IHI has never paid any cash dividends on the Common Stock and it is currently the intention of IHI not to pay cash dividends on its Common Stock for the foreseeable future. As a condition of the Debentures offered in the Reg S Offering, IHI will not, and will not permit any of its subsidiaries to declare or make any dividend payment at any time so long as the Debentures are outstanding. Management intends to reinvest earnings, if any, in the development and expansion of IHI's business. Any future declaration of cash dividends will be at the discretion of the Board of Directors and will depend upon the earnings, capital requirements, financial position of IHI, general economic conditions and other pertinent factors.

         Experience of Management; Dependence Upon Key Personnel. IHI is dependent upon key personnel, including its management, and upon recruiting and retaining skilled IRSRs. In addition, IHI's other officers, executive directors and managers have a greater than usual importance to IHI because of the complexity of a network marketing/independent contractor based business. Any loss of or failure to retain key personnel could have a material and adverse effect upon IHI.

         Prior Transactions With Affiliates. IHI has in the past entered into and may in the future enter into transactions and agreements with its officers, directors and principal shareholders and entities controlled by such individuals. While IHI believes that the terms of the transactions and agreements have been no less favorable to IHI than could have been obtained from unaffiliated third parties, no assurance can be given that unaffiliated third parties would not have offered terms more advantageous to IHI. All future material affiliated transactions and loans will be made or entered into on terms that are no less favorable to IHI than those that can be obtained from unaffiliated third parties. The independent directors, who do not have an interest in the particular transaction(s), will determine the fairness of all transactions and agreements with Company officers, directors and principal shareholders and entities controlled by such individuals.

         Litigation. IHI is party to various litigation which if determined adversely to IHI could have a material adverse effect on IHI's financial condition and results of operations. Such litigation includes but is not limited to the following: International Heritage, Inc. v. First Data Merchant Services Corporation, Unified Merchant Services, and Kelvin Carvana; 97 CVS 3683, Wake County Superior Court, Wake County, Raleigh, North Carolina. This action was initiated on March 27, 1997, in the Wake County Superior Court by IHI. Within its complaint, IHI alleged that the Defendants, First Data Merchant Services Corporation ("First Data") and Unified Merchant Services ("UMS") had breached a contract to provide credit card processing services to IHI. In addition, IHI alleged that all of the Defendants had defrauded IHI and committed unfair and deceptive trade practices as a result of the actions, in part, of the third Defendant, Kelvin Carvana, an agent of First Data and UMS. Because IHI alleged that First Data and UMS wrongfully held funds which belonged to IHI and had wrongfully breached the agreement with IHI, IHI sought and initially obtained a mandatory restraining order requiring First Data and UMS to continue with the credit card processing relationship with IHI so that it could avoid some anticipated damages as a result of the fraudulent and other wrongful acts of all of the Defendants. Because, in part, IHI was successful in obtaining new credit card processors, the mandatory restraining order has subsequently been lifted by the Court. IHI seeks damages from the Defendants in an amount in excess of $10,000 as well as the return of
approximately $1,000,000 wrongfully held by First Data and/or UMS.   In
February, 1988, First Data returned $830,000 to the Company. The return of these funds does not effect the Company's outstanding claims against First Data and the remaining defendants. Currently, no counterclaim has been asserted by any of the Defendants against IHI. Management believes that, because alternative credit card processors have been located by IHI, this matter will not have a significant adverse impact on IHI.

         International Heritage, Inc. v. Cedric Dobbins, individually and d/b/a CL Enterprises, et al., 97 CVS 07577, Wake County Superior Court, Wake County, Raleigh, North Carolina. This action was filed July 1, 1997 by IHI against four of its former employees and several other individuals and entities which, according to IHI, were the recipients of funds and personal property belonging to IHI wrongfully taken by one or more of the former employee defendants. The complaint alleges inter alia: wrongful taking, conversion, fraud and conspiracy to defraud. IHI requested a temporary restraining order and preliminary injunction to enjoin the defendants and their agents from disposing of the assets of IHI in their possession. The temporary restraining order was granted July 1, 1997 and an injunctive order was issued by the court July 7, 1997. IHI has recovered over $100,000 in cash and $35,000 in personal property and anticipates recovering (voluntarily) at least an additional $100,000 in cash and personal property.

         Network Marketing Industry Compliance; North Carolina Settlement Agreement. Regulations regarding network marketing companies are a complexity of overlapping laws which vary from jurisdiction to jurisdiction. Network sales programs are affected by combinations of business opportunity, franchise, securities, anti-pyramid, network distribution, and state lottery statutes, as well as U.S. Post Office, lottery and Federal Trade Commission fraud regulations, among others. Failure to comply with the laws of any jurisdiction can result in the loss of IHI's ability to operate therein for indefinite periods of time and could possibly affect its ability to operate in other jurisdictions as well. Any limitation on IHI's ability to operate in a jurisdiction could have a material and adverse effect on IHI.

         On April 29, 1997, the State of North Carolina Department of Justice, Consumer Protection Division ("NC Attorney General") forwarded to IHI's counsel a letter indicating that the NC Attorney General was investigating IHI to determine whether its operations, and more specifically, its marketing plan
complied with North Carolina law.   IHI and the NC Attorney General entered
into an Agreement on June 3, 1997 (the "Settlement Agreement"), which sets out the following: (i) that IHI will refrain from charging or allowing IRSRs to pay for any type of business benefit, (ii) that IHI will refrain from allowing any connection between a IRSR's purchase of a product or service and his status as an IRSR, (iii) that IHI will refrain from selling the opportunity to recruit others, (iv) that IHI will refrain from permitting avoidance of the Agreement by use of any sham or alter-ego, (v) that IHI will refrain from allowing movement into subsequent levels based on recruitment rather than product sales, (vi) that IHI will refrain from representing potential sales or earnings figures to prospective IRSRs, (vii) that IHI will refrain from making visual displays of bonus or commission checks, (viii) that IHI will refrain from allowing or condoning the use of participant-produced sales aids,
(ix) that IHI will refrain from engaging in misleading acts or representations; (x) at least 70% of all North Carolina sales revenue are required to be from retail sales to persons not connected in any way with IHI's sales force; (xi) IHI will communicate the terms of the Settlement Agreement to all relevant parties; (xii) IHI will terminate any representative who violates the terms of the Settlement Agreement; (xiii) IHI will clearly disclose when IRSRs will be compensated in any manner other than money; (xiv) IHI will not require payment or investment of any type in order to participate in IHI's marketing program; (xv) IHI will limit all North Carolina IRSRs to one Retail Business Center (defined below) in the organization; (xvi) IHI will prohibit the purchase of Retail Business Centers or buying into levels; and, (xvii) IHI will require certain record keeping, forms and modifications to IHI's marketing plan reflecting the terms and conditions of
the Settlement Agreement.   The Settlement Agreement does not effect IHI's
ability to do business in any other state. However, there can be no assurance that one or more states will not bring administrative proceedings or legal actions in the future which seek to cause IHI to change the way it conducts its business or to limit its ability to do business in any state or that IHI will be able to comply with the Settlement Agreement or to continue to do business in North Carolina. Any such action could have a material adverse effect on IHI's financial condition and results of operations. IHI may proceed with its business without modification in all other states and provinces, and with some modifications to its marketing plan in North Carolina. IHI was permitted to maintain its headquarters in North
Carolina.

         Competition. IHI operates in a highly competitive business. IHI competes with a number of established network marketing companies, some of which also sell jewelry. In addition, IHI competes with retail sellers of fine jewelry and fine collectibles, many of which are typically located in shopping malls and other more traditional retail outlets. Some of IHI's competitors may have substantially greater financial resources than IHI. IHI's future success will depend to a significant extent upon its ability to remain competitive in the areas of cost control, service responsiveness, reliability, and marketing.

         Suppliers. IHI currently secures its jewelry products that it markets from A&A Jewelers, Inc.-Canada/E.B. Harvey, Inc.-USA (collectively "E.
B. Harvey"), Jewels by Evonne and John Kragh Jewelers. IHI can procure any of the jewelry products featured in its catalogs from any of these suppliers. IHI's current access to the fine collectibles products it offers to the public is maintained through E.B. Harvey and the agreements that E. B. Harvey has with the individual fine collectibles suppliers. IHI does not anticipate entering into direct agreements with the fine collectible manufacturers and vendors. IHI also provides telecommunications products through a strategic relationship with Business Telecommunications, Inc. ("BTI"). IHI also provides pro-line golf products and accessories directly from the manufacturers of such products and accessories. IHI does not have formal written agreements with any of its jewelry, collectible and golf suppliers in accordance with common industry practice. However, IHI has formal written agreements with its nutritional product, skin care and logo item suppliers. Any interruption of the supply of products could have a material and adverse effect on IHI's ability to fill customer orders. Such an interruption could lead to loss of IRSRs and retail customers. IHI, therefore, can give no assurance that it will be able to continue to offer any of its current products in the future.

         Dependence on Consumer Spending. The success of IHI's operations depends upon a number of factors relating to consumer spending, including, but not limited to, future economic conditions affecting disposable consumer income such as employment, business conditions, interest rates and taxation. There can be no assurance that consumer spending will not decline in response to economic conditions, potentially adversely affecting IHI's growth, net sales and profitability.

         For information on IHI and the proposed reorganized company, see Business of International Heritage, Inc. attached hereto and incorporated by reference as Exhibit B.

         All Shareholders must complete a Confidential Accredited Investor Questionnaire to determine whether they are accredited and able to participate in the voluntary share exchange.

                       DISSENTERS' RIGHTS

         Pursuant to N.C.Gen.Stat. 55-13-02(a)(5) the Board of Directors, on February 10, 1998, resolved to provide all Shareholders with the right to dissent from the voluntary Share Exchange and obtain payment for their shares. Shareholders are or may be entitled to assert dissenters' rights under Article 13 of the N.C. Business Corporation Act, a copy of which is attached as Exhibit C hereto.

         If you wish to assert your right to dissent you must:

         Submit a demand for payment and a certificate for certificated shares, on or before March 20, 1998 to:

                        Angie C. Stewart, Corporate Secretary
                        International Heritage, Inc.
                        2626 Glenwood Avenue
                        Suite 200
                        Raleigh, North Carolina 27608

         After payment demand is received, holders of uncertificated shares will be restricted from transferring the same as follows:

         (3)  A form for demanding payment is attached hereto as Exhibit D.

         If you wish to assert your right to dissent you must give the Company, and the Company must actually receive, written notice of your intent to demand payment for your shares, if the proposed action is effectuated, on the form attached hereto as Exhibit C on or before March 20, 1998.

                         OTHER MATTERS

         The Company is not aware of any other matters that will be presented for action at the Meeting. However, if any other matters properly come before the Meeting, the persons named in the accompanying proxy intend to exercise the discretion conferred by the proxy and to vote in accordance with their judgment on any such matters.

         Whether or not you plan to attend the Meeting, please sign, date and return the enclosed Proxy Form and Confidential Accredited Investor Questionnaire via facsimile (919) 571- 8744 to the attention of Angie C. Stewart, Corporate Secretary, and mail the original in the enclosed postage pre-paid envelope. If you plan to attend the Meeting you must also R.S.V.P. to Diana Wilson at (919) 571-4646, Ext. 1247 on or before February 25, 1998.

                                       STANLEY H. VAN ETTEN
                                       President, Chief Executive Officer
                                       and Chairman of the Board

                                       ANGIE C. STEWART
                                       Corporate Secretary
February 16, 1998

                           EXHIBIT A

                    KARA INTERNATIONAL, INC.
                      10-KSB ANNUAL REPORT
              FOR THE YEAR ENDED DECEMBER 31, 1997

                    Incorporated by Reference

                            EXHIBIT B

            BUSINESS OF INTERNATIONAL HERITAGE, INC.

History and Overview

         International Heritage, Inc. ("IHI") is engaged principally in the direct sale of fine 14K, 18K and 24K gold and precious stone jewelry, fine collectibles, pro-line golf products and accessories, premium incentive products and telecommunications products and services in the United States and Canada. Beginning in March 1998, at its annual convention, IHI will unveil its new lines of nutritional and skin care products. IHI utilizes a network marketing distribution system to market its products through catalog sales. Compensation to IHI and to its network of Independent Retail Sales Representatives ("IRSRs"), independent contractors who purchase products from IHI and either resell them to the public or keep them for personal use, is based on the volume and price of Company products sold. No commissions or fees are paid on sponsorship, training or recruitment of new IRSRs. Commissions are only paid on product sales.

         IHI offers IRSRs products of recognized value which are sold to IRSRs at a significant cost savings as compared to their suggested retail prices. IHI allows IRSRs to buy products at competitive prices, which is IHI's "value-based" philosophy.

         Claude W. Savage, Larry G. Smith and Stanley H. Van Etten (the "Founders") founded IHI in April 1995 with the goal of building and developing an international network marketing company. IHI started by making its products available to a small number of highly motivated professional people in key sales regions. These initial IRSRs earned sales commissions by selling products through their own Retail Sales Organizations (defined below), or networks. IRSRs build a Retail Sales Organization by sponsoring new IRSRs. All IRSRs who join IHI are given the same opportunities to sell products through a Retail Sales Organization, and, as the process repeats itself, IHI's distribution system expands. Currently, IHI has more than 150,000 IRSRs throughout the United States and its territories (except North Dakota and South Dakota where IHI believes the demographics are unfavorable and, therefore, do not warrant the cost for business expansion), and the provinces of Alberta, British Columbia, Ontario, Quebec and Saskatchewan Canada. (IHI intends to expand throughout the remaining Canadian provinces during 1998.)

         IHI develops the marketing materials used by IRSRs, including, but not limited to, sales brochures, audio and video tapes, training manuals, business forms, and warehousing and transporting products. The Kit, which contains everything an IRSR needs to start in his or her business, currently sells for $100. The Kit contains: tri-fold presentation binder with flip chart, daily planner, IHI audio tape, Corporate Introduction video, Quick Start Training video, Business Presentation video, Understanding Your Career Kit video, Retailing IHI Products video, Jewelry Value Series Brochure, Collectibles Value Series Brochure, Jewelry Catalog with price guide, Collectibles Catalog with price guide, Apparel Catalog, Opportunity Brochure, Pin System Brochure, Money Makers Monthly reprint articles, the most recent copy of the IHI Business Journal, Gettin' The Business sales handbook, Sellin' Retail retail sales handbook, Network Marketing Brochure by Jeffrey Babener, Retail Business Agreement, Certification Letter, Retail Product Order Form, Sales Aid Order Form, Retail Receipt Form, IDCC Sign-up Flyer, IDCC "How To" Training Seminars, IDCC Flowchart, Internet Application, I-Care Brochure, Premium incentive letter, new product folder with flyers and price guides, IHI Representative Handbook, IRS Form W-9, Credit Card Authorization Form, IHI Stationary Order Form, Check Acceptance Form, Compliance Department Memo and Change of Address Form. No other material purchases are required for an individual to become an IRSR and to build a Retail Sales Organization. However, IRSRs may purchase, at their option, additional marketing materials from IHI to help develop his or her sales skills, to assist the IRSR in marketing Company products and to assist the IRSR in sponsoring and training new IRSRs within his or her Retail Sales Organization.

         By providing materials and support to IRSRs at an affordable cost, IHI benefits from reduced advertising expenditures, a highly motivated sales force, positive word of mouth, a sense of customer and IRSR loyalty and a high volume of repeat sales. The IRSR should be able to start his or her own business with minimal start-up costs and operating expenditures thereby providing the IRSR with a reasonable expectation of profits for their efforts. Further, the IRSR should benefit from the following: high earnings potential, the ability to be his or her own boss, the ability to operate a business from home, the ability to work on a part-time or full-time basis, the ability to buy products at a reduced cost, no franchise fees, and the opportunity to work with family, friends and relatives.

         IHI's existing shareholders consist primarily of IRSRs, management and employees. A benefit of this basis of stock ownership, especially ownership by IRSRs, is the creation of a national network to help enforce compliance with IHI's policies and procedures and to create Company loyalty among the IRSRs. IRSRs with an ownership stake in IHI work to assure other IRSRs are selling Company products, building their Retail Sales Organizations and complying with Company policies and procedure. IHI has also developed the IHI Training, Leadership Development, and Support System (the "System"). The System is a comprehensive plan for identifying and developing leadership within the IRSR sales force. The System is designed to give IRSRs the tools and support they will need to develop a profitable Retail Sales Organization, unlike many traditional network marketing systems which provide no Company support for representatives, but rather rely on sponsoring representatives to train and support new representatives.

          Network marketing companies generally have significant attrition among their representatives because there is no plan or program in place that is designed to help and support their representatives. Generally, when a representative sponsors an individual into his or her network marketing sales organization, the new recruit is totally dependent on the sponsor to learn how to sell IHI's products and how to build a network marketing sales organization. This creates a "sponsor dependent" environment where each new recruit is dependent completely on his/her sponsor for training, help and support. This is problematic because each sponsor is limited as to the time, energy, and support he/she is able and willing to devote to each new recruit. When a representative sponsors several recruits, there is insufficient time to properly train and support each one of the new recruits. This lack of support results in many representatives leaving the network marketing business. Management believes the System has created an environment where the IRSRs are system dependent, rather than sponsor dependent; as a result, IHI's attrition rate is lower than the industry average. See "Network Development and Training."

         Product Sales and Development. IHI markets and sells its products through a network of IRSRs. While IRSRs are in business for themselves, IHI provides support for their efforts by making available certain sales, training and motivational tools and other technical and supervisory assistance. All IRSRs must adhere to IHI's written policies and procedures in order to maintain their affiliation with IHI. See "Network Marketing Industry Compliance." Compensation is paid to IRSRs in accordance with the Bi-Lateral Compensation Plan ("Plan"). See "Bi-Lateral Compensation Plan."

         IHI negotiates for and secures the rights (through contract, license or other agreement) to market and sell the various products available to the IRSRs. IHI, through oral agreements with E. B. Harvey, Jewels by Evonne and John Kragh Jewelers, markets various items of fine jewelry and collectibles which historically have represented 90% of IHI's consolidated revenue. (Management believes that the new nutritional and skin care products will modify the overall percentage of revenue generated from jewelry sales). The items of jewelry currently available to IHI from E. B. Harvey, Jewels by Evonne and John Kragh Jewelers include gold (14K, 18K and 24K) and precious stone jewelry. IHI's current access to the fine collectible products manufactured by Lalique, Mark Hopkins, Sorrento, Mont Blanc, Lladro, Chilmark, Marlene's Collection, Swarovski, Reed & Barton, Hummel, Precious Moments, Barbie, Coca-Cola, Bill Blass, Enesco, Armani, Bosca, Legends, Miller Rogaska, The Doll Maker and Paul Miller is maintained through oral agreements with the respective manufacturers or manufacturer's representatives and E. B. Harvey.
E. B. HARVEY fulfills orders for fine collectible products.

         In March 1997, IHI introduced at its first national convention long distance service for both residential and business customers from BTI, one of the nation's largest long distance suppliers, based in Raleigh, North Carolina. BTI service provides a more traditional consumable product for its IRSRs to sell which falls within IHI's value-added product philosophy. Since BTI provides a range of services, including paging and wireless communication, in addition to long distance, management believes this new product should effectively compete with companies such as Excel Communications, AT&T and MCI, all of whom sell communication services through direct sales or network marketing distribution channels. As of December 31, 1997 the sale of BTI products and services produced revenues of $2,285,020 (net of commissions) or approximately 2.6% of gross sales (with commissions). IHI plans to continue to expand its line of telecommunications products, and has several products currently in the research and development stage, with the anticipation of launching the same during 1998.

         IHI also unveiled in March 1997 its new pro-line of golf products. Some of the brands of golf equipment, clubs and accessories carried by IHI include: Callaway, Taylor Made, King Cobra, Top Flite, Titleist, Yonex, Mizuno and Snake Eyes. IHI believes that it is one of the first network marketing or direct sales companies to sell golf clubs, equipment and accessories.

         IHI displays the various products for sale in color catalogs which are available for purchase by IRSRs. IHI charges IRSRs for the catalogs in order to defray the costs of production. In addition, IHI assists its IRSRs, for no additional fee, in ordering products, tracking delivery and recording and paying compensation associated with the sale of products. IHI is constantly reviewing and evaluating the possibility of adding additional product lines, additional product suppliers, as well as arrangements directly with manufacturers of other products which fit within IHI's "value-based" product philosophy.

         IHI has recently added a toll free product order department which allows retail customers to telephone IHI directly to place catalog orders. Each catalog will have an IRSR identification number, and upon order entry, the IRSR responsible for distributing the catalog shall receive a commission from the sale.

         Operations. IHI uses state of the art technology and a full staff to service its IRSRs. Customer service agents answer phones Monday through Saturday. There are several bilingual service agents, proficient in various languages, available to service IHI's IRSRs. Business is processed and entered on a daily basis. IRSRs also have technological support available 24 hours a day via the International Data Communications Center ("IDCC"), fax-on-demand, and the Internet to assist and provide support for all facets of the business.

         The core computer software package used by IHI has been used within the network marketing industry for over 20 years. The software package has been proven to support companies with annual sales of over $500 million. IHI has a long-term license for the current software system along with future improvements. IHI, in striving to improve upon this successful software to make interaction with the IRSRs more efficient and productive than it currently is, has secured an unlimited world-wide user license for a program, currently being developed, which will allow IRSRs through their own personal computer to interact with IHI's system to access information such as product order status, sales, volume, commissions and updates on Company marketing materials to name a few.

         IRSRs may join IHI and sell Company products at retail price at no cost other than to purchase a $100 (not-for-profit) Kit. An IRSR's retail sale is recognized by IHI for accounting purposes when the product is shipped. An IRSR may purchase a product directly, may "earn-out" a product by applying commissions earned from retail sales toward the purchase of a product or may open a Retail Business Center without making a product purchase. However, to earn override commissions, an IRSR must certify his or her Retail Business Center by accumulating a minimum of 200 Retail Sales Business Volume (defined below). (North Carolina residents receive pre-certified Retail Business Centers). See "Bi-Lateral Compensation Plan." IHI defers a portion of all other revenue from sales aids, fees (optional administrative, technology maintenance and IDCC) and other sources at the time of receipt by IHI and after the 60-day time period for refunds under IHI's money back guaranty has elapsed, the remaining revenue is recognized. Commissions are earned by IRSRs based on sales volume levels. IHI periodically conducts sales contests and various incentive plans to enhance revenue growth.

         The BTI products offered through IHI are made available through a strategic relationship between BTI and International Communications Corporation ("ICC"). ICC is an authorized corporate partner (reseller or agent) of BTI products and services. IHI is an authorized agent (or corporate partner) of ICC, thus allowing IHI's IRSRs to act as agents for purposes of selling BTI products and services. IHI's IRSRs are authorized to sell three BTI packages, the Value Added and Deluxe Leadership packages, which are especially designed for IRSRs and the Referral package which is specifically designed for non-representatives wishing to take advantage of BTI's nationwide services. The various BTI packages include nationwide long-distance service, both residential and business, paging, toll-free services, calling cards and conference calling. Since June 1997, IHI has been BTI's highest selling corporate partner.

         IHI services its Canadian IRSRs through approximately a 7,800 square foot facility located in Toronto, Ontario, Canada. This facility serves as the executive office, Customer Service and fulfillment facility for IHI's Canadian operations.

         Bi-Lateral Compensation Plan. IRSRs are compensated for sales of IHI's products in accordance with the Plan. The Plan is copyrighted under federal law and IRSRs are not permitted to modify or create any derivative forms or versions of the Plan when presenting IHI's business.

         Further, IHI has formulated various policies and procedures to ensure that IRSRs present the Plan in a consistent manner and in accordance with relevant government regulations. IHI drafted its Plan to comply with applicable federal and state law, rules and regulations. Pursuant to the terms of the Settlement Agreement, IHI created the North Carolina Compensation Plan which governs business practices in North Carolina and sales to North Carolina residents, which is more fully described below. In order to assure that IRSRs present the Plan properly and consistently, IHI requires IRSRs to use only Company-prepared or Company-approved materials. When IRSRs fail to use Company materials, they are subject to probation, fine and/or termination. These policies and procedures are enforced by IHI's Compliance Department.

         IRSRs earn compensation under the Plan in several ways. First, IRSRs may purchase products at Representative Cost (the wholesale price paid by an IRSR) from IHI and sell them at a marked-up retail price to consumers.
Second, IRSRs may undertake to build a Retail Sales Organization and earn commissions on the sales made by the other IRSRs in their Retail Sales Organization ("Override Commissions"). Third, IRSRs may earn Development Bonuses by helping or managing other IRSRs in their Retail Sales Organization. Finally, IRSRs can save money on their own purchases of Company products.

         Override Commissions are earned from sales of IHI products made through two Retail Sales Organizations under a Retail Business Center (a "store" or position in IHI computer system used to track an IRSR's Retail Business Sales Volume). In order to earn Override Commissions, an IRSR must "Apply" to become an IRSR, "Learn" about IHI's products, the compensation plan and selling in general, "Sell" Company products, and "Build" a Retail Sales Organization by sharing the business opportunity with others and earning override commissions from the sale of Company products by the RISR and others in his or her Retail Sales Organization. Attendant with the opportunity to earn Override Commissions and Development Bonuses, IHI places an obligation on the sponsoring IRSR to supervise, manage and otherwise support and aid the downline IRSRs in their sales efforts. The Plan promotes the management, support and development of downline IRSRs.

         To "Apply", a prospective IRSR must complete an Independent Retail Sales Representative Agreement and Certification Letter ("Certification Letter") and send the Certification Letter to IHI for approval and acceptance. There is no cost or fee associated with executing the Certification Letter and becoming an IRSR. The IRSR does not need to purchase a product in order to be eligible to market or sell IHI's products. IHI has absolute prohibitions against inventory loading (purchasing inventory without retailing the same merely to qualify for commissions). However, each prospective IRSR must "Learn" IHI's business by purchasing the Kit prior to selling any Company products or building a Retail Sales Organization, and the prospective IRSR is required to read everything contained in the Kit and to certify to IHI in writing that he/she has read and agrees to abide by the terms of IHI's Policies and Procedures.

         The IRSR may then "Sell" Company products. Every product that IHI carries has a Representative Cost and a certain amount of Retail Sales Business Volume ("RSBV") which is based on IHI's gross profit margin on a particular product. RSBV is used to calculate the Override Commissions on the sale of products in an IRSR's Retail Sales Organization (i.e. profit sharing in the form of commissions and bonuses to the selling IRSR on products sold). During each weekly pay cycle RSBV is automatically totaled for each side of the Retail Sales Organization. Once an IRSR has accumulated at least 1,000 RSBV on each side of his or her Retail Sales Organization, Level 1 earnings are achieved and a $250 product/commission is paid. As RSBV accumulates to another 1,000 on each side of the Retail Sales Organization, Level 2 is completed and another $250 commission is earned. The same occurs when Level 3 is completed, for an additional $500 commission.

         The maximum earnings potential for a single Retail Business Center is $1,000 per week in Override Commissions on retail sales of Company products and $750 per week as a Development Bonus, and $750 per week as a Cycle Bonus for a maximum total compensation of $2,500 per week. Each Retail Business Center must be "Re-Certified" every quarter (13 weeks) in order to permit the IRSR to continue earning Override Commissions, Development Bonuses and Cycle Bonuses. In order to Re-Certify, 200 RSBV must be accumulated in the Retail Business Center.

         Finally, the IRSR may "Build" two Retail Sales Organizations under his or her Retail Business Center if he or she duplicates the process by sponsoring two additional IRSRs who also create Retail Sales Organizations of their own. To "sponsor" an IRSR, a current IRSR must recruit another individual who Applies (completes a Certification Letter that is accepted by IHI) and who subsequently accrues 1,000 RSBV on each side of his or her Retail Business Organization by selling Company products himself or herself. Once the new IRSR has opened a Retail Business Center, he or she has been "sponsored" into the business. Prospective IRSRs who are not initially sponsored are assigned a sponsor. No one may become an IRSR without a sponsor. No commissions are paid when an IRSR or prospective IRSR is sponsored. Although no more than two sponsored IRSRs may be sponsored directly under a Retail Business Center, there is no limit on the number of IRSRs who may be sponsored, so long as the sponsoring IRSR properly supervises his or her Retail Sales Organization pursuant to IHI's Policies and Procedures.

         Override Commissions and Development Bonuses are tracked and calculated by IHI and paid out weekly to qualifying IRSRs. To maintain their qualification to receive Override Commissions, Development Bonuses and Cycle Bonuses, all IRSRs are required to meet certain retailing requirements (see below) by selling Company products to consumers who are not IRSRs. IHI pays commissions on product sales only. The performance criteria used in determining Override Commissions, Development Bonuses and Cycle Bonuses is the same for all IRSRs. A "Pay Cycle" in the Plan is comprised of a Level 1 Commission, a Level 2 Commission, and a Level 3 Commission. An IRSR earns each level of compensation the same way. Each Retail Business Center has a left and a right side, and in order to earn commissions, RSBV realized from the sale of Company products must be accumulated on both the left and right sides of the Retail Business Center. In order for an IRSR to earn a Level 1 Commission of $250, he or she must accumulate 1000 in RSBV on each side of his or her Retail Business Center. In order for an IRSR to earn a Level 2 Commission of $250, he or she must accumulate 2000 in RSBV on each side of his or her Retail Business Center. In order for an IRSR to earn a Level 3 Commission of $500, he or she must accumulate 3000 in RSBV on each side of his or her Retail Business Center. To earn a Development Bonus, an IRSR must earn a Level 3 Commission. At the same time, or within two weeks of achieving a Level 3 Commission, the IRSR must have an IRSR on each side of his or her Retail Business Center earn a Level 3 Commission as well. This qualifies the IRSR for a Development Bonus. It is possible to earn a Development Bonus on a weekly basis provided the IRSR meets the retail qualifications. There is a maximum earnings potential of one $750 Development Bonus per Retail Business Center in any pay cycle, regardless of how many IRSRs are qualifying by earning Level 3 Commissions. Before a Development Bonus can be earned from the same Retail Business Center, another Level 3 Commission must be earned by said Retail Business Center. To earn a Cycle Bonus, an IRSR must earn a Level 3 commission check and a Development Bonus within a one week Pay Cycle. IRSRs are personally responsible for all taxes due on their earnings. The Development Bonus and the Cycle Bonus are incentives provided by IHI to encourage IRSRs to manage, train and motivate IRSRs in their respective "downline" Retail Sales Organization.

         The Plan provides an opportunity for the IRSR to expand his or her business and income by using Development Certificates. (Development Certificates are not available in North Carolina). Development Certificates are precertified Retail Business Centers. Each of the first two times that an IRSR earns a Level 3 Commission from a Retail Business Center, IHI provides the IRSR with a Development Certificate which allows the IRSR to expand his or her business. The new Retail Business Center must be placed downline from the IRSR's original Retail Business Center. A Retail Business Center can earn a maximum of two Development Certificates. The Development Certificate opportunity provides for stable and controlled growth and insures that a Retail Sales Organization has leadership, management and training.
Development Certificates help IHI insure that its sponsoring IRSRs are managing and overseeing their respective Retail Sales Organizations. Development Certificate's create interaction and management in a Retail Sales Organization between the leaders and sponsoring IRSRs in a Retail Sales Organization and new IRSRs.

         All IRSRs have a quarterly retailing requirement to sell twelve Company products, six of which must be sold to non-IRSRs, in order to earn Override Commissions, Development Bonuses and Cycle Bonuses. As a result of the Settlement Agreement, North Carolina residents have a different retailing requirement wherein 70% of the total revenue from sales in North Carolina must be generated from retail sales to persons who are not connected in any way to IHI. These limitations do not apply to IHI's operations other than the State of North Carolina. In addition, once an IRSR's Retail Business Center has achieved a level of earnings, there is a quarterly (13 week) requirement of attaining 200 in RSBV to maintain certification ("Recertify") a Retail Business Center for Override Commissions and Development Bonuses. (Pursuant to the Settlement Agreement, recertification is not required in North Carolina). Recertification is necessary every thirteen weeks once a Retail Business Center has achieved a level of earnings and is necessary for each Retail Business Center that has achieved a level of earnings within a Retail Sales Organization.

         In North Carolina, the Plan has been modified to conform with the terms of the Settlement Agreement. The terms of the Settlement Agreement apply only to business practices within the State of North Carolina and sales to North Carolina residents. The Settlement Agreement does not apply to sales outside of North Carolina or sponsorship outside of North Carolina by any IRSR, including those who reside in North Carolina. The Settlement Agreement also does not affect the maintenance of IHI's corporate headquarters in Raleigh, North Carolina. The North Carolina Compensation Plan like IHI's general Plan is as follows: "Apply," "Learn," "Sell" and "Build. A new NC IRSR will receive only one Retail Business Center which will be automatically certified. NC IRSRs may select three products with a Representative Cost of at least $250 ("Bonus Products") to be earned out by applying Level 1 Commissions. These products will not carry RSBV and are not necessary to recertify a Retail Business Center because all NC IRSRs will receive certified centers upon joining IHI. Bonus Products that are successfully earned are considered commissions and are not subject to the 70% retail requirement unless the product is subsequently resold and a retail receipt is submitted.

         The North Carolina Compensation Plan, created pursuant to the terms of the Settlement Agreement, applies to all NC IRSRs whether new or existing. The North Carolina Compensation Plan applies to all sales by NC IRSRs, including sales outside of North Carolina. NC IRSRs may no longer recertify Retail Business Centers with a product purchase, however, they will continue to select a Bonus Product every 13 weeks to which Level 1 Commissions will be applied. (This only applies to a Retail Business Center that has successfully achieved a Level 1 Commission). 70% of all North Carolina sales revenues must be retail sales to persons who are not connected to IHI's sales force, either as an IRSR or as a member of the IRSR's household. IHI will track these retail sales by use of the retail receipt forms. To simplify this process, IHI has combined the product order form and the retail receipt form into one document. IHI has also made certain modifications to its policies and procedures which are applicable only to NC IRSRs. Any NC IRSR who violates these policies and procedures is subject to disciplinary action. The North Carolina addendum to the Policies and Procedures Manual provides a new definition of sales to the end consumer which provides that an NC IRSR will not be eligible for Override Commissions, Development Bonuses or Cycle Bonuses unless at least 70% of all North Carolina sales revenue that is generated by all NC IRSRs is achieved through retail sales to persons who are not connected in any way with IHI's sales force. Further, IHI, on a weekly basis, will verify all sales in North Carolina to determine whether there is compliance with the 70% retail sales requirement contained in the Settlement Agreement. Additionally, the return policy for sales in North Carolina provides that direct product purchases will be fully refunded or exchanged for a new product within 30 days of the sale and earned-out products will be subject to exchange within 30 days of the product earn- out. These changes to IHI's Plan and Policies and Procedures Manual, with respect to North Carolina, allow IHI to comply with the terms of the Settlement Agreement without currently affecting their operations in any of the other states or provinces in which IHI conducts its business. There can be no assurances, however, in the future other states will not require IHI to modify its business practices, and more specifically its Plan, similar to those now followed in the State of North Carolina.

         IHI, at its annual convention in New Orleans, in March 1998, plans on unveiling its Flex-Level Compensation Plan which will provide a unique type of compensation for its IRSRs for the sale of its nutritional and skin care products. The Flex-Level Compensation Plan is intended to work in conjunction with the Bi-Lateral Compensation Plan and will provide various degrees of commissions earned on sales of the nutritional and skin care products.

         Network Development and Training. An individual becomes an IRSR by being sponsored into the business by an existing IRSR. All potential IRSRs must Learn the business by purchasing a Kit which contains various materials that they are obligated to read and study before being accepted by IHI as IRSRs. The prospective IRSR must sign the Certification Letter attesting to the fact that he or she has read and understands all the materials contained in the Kit and he or she agrees to abide by the policies and procedures of IHI and applicable state and federal regulations. Once a potential IRSR has submitted a Certification Letter, and it is accepted by IHI, he or she has been sponsored "into IHI." The sponsoring IRSR can then earn Override Commissions, Development Bonuses and Cycle Bonuses on the retail Sales of the new IRSR that he or she has sponsored. This process then repeats itself, thereby allowing an IRSR to Build a Retail Sales Organization and for IHI to build its sales force.

         In 1996 IHI implemented the IHI "System." The System is designed to stimulate and support recruiting activity and organized growth of an IRSR's Retail Sales Organization, enhance retention of IRSRs, develop responsive field leadership, thereby extending IHI's philosophy and vision throughout its network of IRSRs, create and promote a working partnership between IHI and its network of IRSRs and to assure compliance with Company Policies and Procedures and adherence to applicable state and federal regulations. The System is supported by a series of events, recognition (retail sales production and Retail Sales Organization development) and tools.

         The first component of the System is events. The events include: local weekly business meetings, area, regional, and national events and conventions, international conference calls with IHI's President and various guest speakers, corporate leadership courses, leadership retreats, special meetings and contest/incentive trips. The event portion of the System provides for local weekly meetings and training in each market area. Once a quarter, there is a larger area event and a regional event. The largest event is the annual event which is held twice a year, the first occurred in Orlando, Florida in March 1997. The Fall event is an annual trip to the Bahamas. The second annual event is scheduled March 12, 1998 in New Orleans, Louisiana. This event system gives the IRSRs a course to follow in the development of his or her business. When a new IRSR joins IHI, he/she is encouraged to begin participating in the local weekly meetings and training events in order to learn the fundamentals of the business. As IRSRs gain experience and begin to realize success in their business, they are invited to the area events to gain added exposure and experience. If their success continues, they are invited to speak and to train at the regional events. Finally, the IRSRs will participate in and be featured at the national events. In addition to the standard event portion of the System, there are also monthly leadership workshops, special training meetings, and contest/incentive trips.

         The next component of the System is recognition. IHI has implemented a unique two part Pin Recognition System that recognizes outstanding achievement in developing a successful Retail Sales Organization and in retailing Company products to consumers. The Retail Sales Organization Pin Recognition System ("RSO Pin System") recognizes IRSRs for six levels of achievement from achieving Level 1 Commissions to developing an extensive Retail Sales Organization. Tied to the various levels of achievement (not the same as levels of earnings) are cash bonuses and potential stock option bonuses. The first level recognized in the RSO Pin System is the RSO Director, which is awarded to an IRSR who has earned a minimum of $18,000 per quarter. Each RSO Director receives a cash bonus of $500 per month so long as the quarterly minimum earnings are maintained. The highest level recognized in the RSO Pin System is the Chairman's Circle, which is awarded to an IRSR who has earned a minimum of $50,000 per quarter. Each member of the Chairman's Circle receives a cash bonus of $6,000 per month so long as the minimum quarterly earnings are maintained. The Retail Product Sales Pin Recognition System ("Product Pin System") recognizes an IRSR for various levels of retail sales per quarter. Tied to the seven levels of achievement are cash bonuses. The first level of recognition within the Product Pin System is Sapphire, which is awarded to an IRSR who has retailed $25,000 of Company products over one quarter. A Sapphire IRSR receives a $500 cash bonus. The highest level of recognition within the Product Pin System is Platinum Diamond, which is awarded to an IRSR who has retailed $250,000 of Company products over one quarter. A Platinum Diamond IRSR receives a $5,000 cash bonus. These benefits further enhance momentum and motivation as key elements of the recognition component of the System. The two part Pin Recognition System rewards IRSRs who help others have success, which is consistent with IHI's team-building philosophy. Both the RSO Pin System and Product Pin System are designed to increase sales momentum and IRSR motivation.

         The final component of the System is comprised of tools. The tools include the Kit, a series of audio and video tapes on IHI ("Building a Retail Sales Organization," "Quickstart Training," "Retailing Products," "How to Fill Out Company Forms" and "Most Frequently Asked Questions and Answers"), slide presentations, overhead presentations, flip chart presentations, a monthly newsletter (The IHI Business Journal), fax-on-demand (which provides an overview of IHI), monthly conference calls, an Internet home page (www.aable.com/ihi/), various sales and marketing publications (Gettin' the Business; A Sales Professional's Handbook and Sellin' Retail which are included in the Kit) and IDCC.

         Competition. IHI operates in a highly competitive business. IHI competes with a number of established network marketing companies including several that are better known than IHI. Among others, IHI competes with Jewelway (a jewelry distributor), Amway (a disposable goods distributor), Shacklee (a health products distributor) and Mary Kay (a beauty products distributor). With its network marketing competitors, IHI competes not only for the sale of products but also for the services of successful IRSRs. IHI believes its products are of a higher quality than its network marketing competitors, and that it offers more services and a more attractive compensation formula for IRSRs than its competitors. Further, IHI management believes that with the introduction of its nutritional and skin care products, as well as the Flex-Level Compensation Plantm to compensate IRSR's for the sale of these products, IHI will have a greater competitive strength within the network marketing industry.

         IHI believes it is extremely competitive when compared to other companies within the network marketing industry. IHI, with its state of the art support and services, prestigious products, and compensation plan that allows part-time IRSRs to earn consistent income (the Plan does not have any time limits, RSBV accumulates until pay levels are reached) attracts very professional individuals to IHI. By attracting talented and credible IRSRs to IHI and offering training under the System, IHI believes it is well positioned to compete successfully. IHI also intends to remain competitive by continuing to add new products and services.

         In addition, IHI also competes with more traditional storefront retail sellers of fine jewelry, fine collectibles and pro-line golf products. IHI believes its marketing approach is more efficient and effective than these traditional storefront retailers, and that it can provide its products at more attractive prices because of the absence of traditional retail overhead costs. However, consumers may be more accustomed to traditional means of purchasing jewelry, fine collectible and pro-line golf products, and, as a consequence, IHI may have to work harder to penetrate a more traditional consumer market.

         IHI believes it has a significant competitive advantage over traditional retail stores because its IRSRs take products directly to the marketplace. The traditional retail business is dependent on walk-in prospective customers in order to make sales. The best way for the retail store to increase its exposure (and thus its "walk-in" traffic) and sales is to increase its advertising budget to increase awareness of its market presence. IHI, with its 150,000 IRSRs across the United States and Canada, has a sales force that is virtually unlimited in its market. IRSRs present IHI's products to their sphere of influence, including their friends, family members and business associates. IHI believes that many people prefer to purchase fine jewelry and collectibles from people they already know and trust, and these consumers enjoy the convenience of having the product delivered to them by the IRSRs, rather than making such purchases from traditional retail outlets. Further, IHI's products are generally sold at a retail price which is less than that offered by traditional retail outlets for the same products and thus IHI believes that the cost savings afforded consumers provides IHI with a competitive advantage as well.

         Network Marketing Industry Compliance. Regulations regarding network marketing companies are a complexity of overlapping laws which vary from jurisdiction to jurisdiction. Network sales programs are affected by combinations of business opportunity, franchise, securities, anti-pyramid, network distribution, and state lottery statutes, as well as U.S. Post Office lottery and Federal Trade Commission fraud regulations, among others. Failure to comply with the laws of any jurisdiction can result in the loss of IHI's ability to operate therein for indefinite periods of time and could possibly affect its ability to operate in other jurisdictions as well. Though it can give no assurances, IHI believes it has taken significant measures to comply with the various laws that would apply to it in the jurisdictions in which it currently operates. IHI has created a training program and a Compliance Department to monitor IRSR adherence to IHI's policies and procedures and conducts periodic reviews of its IRSRs to ensure policy, procedure and regulatory compliance. The policies and procedures adopted and enforced by IHI are designed to assure compliance with the various laws that govern its business. IHI devotes significant efforts and resources to monitoring its operations and sales force since any limitation on IHI's ability to conduct its business in a particular jurisdiction could have a material and adverse effect on IHI and its profitability.

         IHI's marketing program and the Plan have been structured to fit
within the "Amway safeguards" applicable to direct selling companies.   These
safeguards were approved in the landmark 1979 Federal Trade Commission Amway decision. Among the anti-pyramiding safeguards adopted by IHI are: (1) ongoing retailing requirements (in order to qualify for ongoing commissions, IRSRs are required to make twelve product sales to retail customers per quarter, six of which must be to non-IRSRs, in North Carolina 70% of sales must be to non-IRSRs); (2) IRSRs may not reorder products unless and until they have sold or consumed 70% of their previous purchase orders; (3) the industry standard 90% buy back policy for products returned by terminating IRSRs (IHI has actually exceeded the standard percentage buyback by adopting a 60-day, 100% buyback policy (30 days in North Carolina)); (4) requiring prospective IRSRs to purchase only the "not-for-profit" Kit for $100 before becoming an IRSR, which is within the exemption of the business opportunity statute in each state in which IHI conducts its business, assuring no product purchase or investment is necessary to become an IRSR; (5) a prohibition from presenting hypothetical earnings projections; (6) an absolute prohibition on front-end or inventory loading (purchasing inventory without retailing the same merely to qualify for commissions); (7) IRSRs may not buy into levels or positions; (8) IRSRs who sponsor other IRSRs must fulfill supervisory activities, including ongoing communication and managerial supervision with the IRSRs within their Retail Sales Organization in order to qualify for ongoing commissions and bonuses; and (9) commissions and bonuses are derived solely from sales as opposed to headhunting, sponsoring or any similar activities.

         Properties. IHI owns no real property. IHI conducts its operations through its headquarters in Raleigh, North Carolina. IHI presently leases approximately 10,485 square feet of office space for its executive offices. This lease expires on November 30, 2002. IHI leases an additional 15,336 square feet of office space for its operations center which includes the: data entry, representative services and fulfillment departments. This lease expires on September 30, 2002.

         Employees. As of December 31, 1997, IHI had 182 employees, of whom 31 performed management and supervisory functions and 151 performed technical, administrative and support functions related to IHI's sales and network marketing operations. As of December 31, 1997, all but 12 of IHI's employees were full-time employees including two in Canada. IHI is not a party to any collective bargaining agreements. IHI considers relations with its employees to be good.

                    INTERNATIONAL HERITAGE, INC.
                   Consolidated Balance Sheet
                       December 31, 1997
                           UNAUDITED
CURRENT ASSETS
 Cash                                              $88,406
 Certificates of Deposit                         1,079,053
 Inventory                                       1,280,903
 Employee Advances                                  59,219
 Due from Representatives, Net                     686,365
 Deposits and Prepaid Expenses                     397,794
 Other Current Asset                             1,678,541
 Total Current Asset                             5,270,281

PROPERTY AND EQUIPMENT - AT COST
 Asses Not Placed in Service                       553,166
 Computer Software                                 423,725
 Computer Hardware                                 810,288
 Office Furniture and Equipment                    413,937
 Leasehold Improvements                            257,900
                                                 2,459,016
 Less Accumulated Depreciation                    (392,610)
 Net Property and Equipment                      2,066,406

OTHER ASSETS
 Deferred Registration Costs                     1.673,401
 Organization Cost                                 261,207
 Start-Up Costs                                     15,674
 Down line Development                             840,810
 Accumulated Amortization                        (358,783)
 Total Other Asses                               2,432,309

TOTAL ASSETS                                    $9,768,996

CURRENT LIABILITIES
 Trade Account Payable                          52,346,888
 Payable to Representatives                        230,767
 Other Payables                                  1.787,889
 Deferred Revenue                                1,777,068
 Income Tax Payable                                  7,000
 Sales Tax Payable                                  21,845
 Accrued Payroll and Payroll Taxes                 831,954
 Accrued commissions                             1,751,633
 Accrued Interest Payable                          161,660
 Total Current Liabilities                       8,916,703

LONG-TERM DEBT
 10% Convertible Debt                            4,335,662
 8.5% Convertible Subordinated Debenture         8,750,000
 Total Long-Term Debt                           13,085,662

STOCKHOLDERS' EQUITY
 Common Stock                                       10,009
 Additional Paid-In Capital                      1,112,195
 Additional Paid-In Capital - Stock Options         64,406
 Equity Adjustment - Foreign Currency Translation   21,767
 Retained Earnings (Deficit)                   (13,441,746)
 Total Stockholders' Equity                    (12,233,369)

TOTAL LIABILITIES & STOCKHOLDER'S EQUITY        $9,768,996

                    INTERNATIONAL HERITAGE, INC.
                   Consolidated Income Statement
           For the Twelve Months Ending December 31, 1997
                           UNAUDITED
REVENUE
 Sales - Product                              $98,249,739
 Sales - Business Kits                          6,974,720
 Sales - Other Revenue                          2,005,925
 Total Revenue                                107,230,384

COST OF SALES
 Commissions                                   72,724,417
 Product                                       15,178,855
 Business Kits                                  6,975,352
 Other                                          7,839,789
 Total Cost of Sales                          102,718,413

GROSS INCOME (LOSS)                             4,511,971

 SELLING & ADMINISTRATIVE EXPENSES             17,336,140
 Income (Loss) Before Taxes                   (12,824,169)

Provision for Income Taxes

 NET INCOME (LOSS)                           ($12,324,169)

                       INTERNATIONAL HERITAGE, INC.
                         Raleigh, North Carolina
                    Consolidated Financial Statements
                       and Supplemental Information
                     Year Ended December 31, 1996 and
                     Period Ended December 31, 1995



EILERS JONES, BROWN & McLEOD [letterhead]

                          INDEPENDENT AUDITORS' REPORT

To the Shareholders of
International Heritage, Inc.
Raleigh, North Carolina

We have audited he accompanying consolidated balance sheets of International Heritage, Inc. as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 1996 and the period April 28, 1995 (date of inception) to December 31, 1995. These consolidated financial statements are the responsibility of the management of International Heritage, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and performed the audit to certain reasonable assurance about whether the financial statements are free or material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respect s, the financial position of International Heritage, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows ,or the year end period then ended in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The supplemental information on page F-20 is presented for purposes of additional analysis and is not a required part of the basic consolidated financial statements. Such information has been subjected to the same auditing procedures applied in the audit of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects, in relation to the basic consolidated financial statements taken as a whole.
/s/ Eilers, Jones, Brown & McLoed, CPAs, pa

February 14, 1997

                         INTERNATIONAL HERITAGE, INC.
                         CONSOLIDATED BALANCE SHEETS

                      December 31, 1996 and 1995
                                ASSETS

                                                1996                1995

CURRENT ASSETS
 Cash                                           $      38,004   $  306,099
 Certificates of deposit                               91,734       10,000
 Inventory                                            664,632      283,371
 Employee and stockholder advances                     11,734       39,556
 Due from representatives, less allowance for
 doubtful accounts of 5455,000 in 1996              1,933,086      142,023
 Sales tax refunds due                                 36,796
 Other receivables                                     22,603       22,998
 Deposit on promotional inventory                     146,316
 Other deposits                                        54,721       79,419
 Prepaid commissions                                  411,136
 Other prepaid expenses                                25,021        1,438
 Total Current Assets                               3,436,783      884,909

PROPERTY AND EQUIPMENT - AT COST
 Computer software                                    261,035      124,933
 Computer hardware                                    462,383      101,114
 Office furniture and equipment                       180,517       88,136
 Leasehold improvements                               117,004
                                                    1,010,939      314,183
 Less accumulated depreciation and amortization       125,841       21,832
 Net Property and Equipment                           885,098      292,351

OTHER ASSETS
 Deferred registration costs                          568,850      116,543
 Organization costs, net                              184,230      260,232
 Start-up costs, net                                   12,461       15,062
 Acquisition costs, net                               319,578      160,349
 Total Other Assets                                 1,085,119      552,186
                                                $   5,407,000  $ 1,729,446

                     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

 Trade accounts payable                         $   1,580,725  $   594,851
 Product ordered payable to IRSRs                     440,994      253,913
 Other payables to IRSRs                              150,485      103,331
 Cash overdrafts                                       95,708       94,034
 Deferred revenue                                   1,682,827      408,375
 Income taxes payable                                   7,000
 Sales tax payable                                    157,396      135,913
 Accrued payroll and payroll taxes                    387,085       13,215
 Accrued commissions                                  593,953      915,421
 Accrued interest payable                                 -          2,675
 Notes payable - stockholders                             -        165,545
 Potential investor deposits                              -        115,650
 Total Liabilities                                  5,101,173    2,802,923

STOCKHOLDERS' EQUITY

 Common stock, $0.001 par value:
 authorized - 25,000,000 shares;
 issued and outstanding - 7,273,246
 shares                                                 9,693        9,633
 Additional paid-in capital                           910,903      846,497
 Equity adjustment for foreign currency translation     2,803          156
 Accumulated deficit                                 (617,572)  (1,929,823)
 Total Stockholders' Equity                           305,827   (1,073,477)
                                                  $ 5,407,000  $ 1,729,446

The accompanying notes are an integral part of these consolidated financial statements.

                               INTERNATIONAL HERITAGE, INC.

                          CONSOLIDATED STATEMENTS OF OPERATIONS
        Year Ended December 31, 1996 and Period Ended December 31, 1995
                                             1996          1995
 REVENUE
 Sales - product                         $ 41,261,709   $ 4,254,278
 Sales - business kits                      3,316,575       312,110
 Sales - administrative fees                3,126,917       285,854

 Total Revenue                             47,705,202     4,852,242

 COST OF SALES
 Commissions                               19,631,091     2,580,177
 Product                                   13,534,224     1,912,157
 Business kits                              3,223,348       358,549
 Other                                      1,451,125        67,454
 Total Cost of Sales                       37,839,789     4,918,337
 GROSS INCOME (LOSS)                        9,865,413       (66,095)
 SELLING AND ADMINISTRATIVE EXPENSES        8,553,162     1,863,728

 INCOME (LOSS) BEFORE INCOME TAXES          1,312,251    (1,929,823)
 PROVISION FOR INCOME TAXES                       -             -
 NET INCOME (LOSS)                        $ 1,312,251  $ (1,929,823)

 Earnings per common share
 and common equivalent share                   $ 0.11       $ (0.14)

 Earnings per common share
 assuming full dilution                        $ 0.11       $ (0.14)

 Weighted average number of common and
 common equivalent shares outstanding      13,569,147    12,737,149

The accompanying notes are an integral part of these consolidated financial statements.

                          INTERNATIONAL HERITAGE, INC.
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
            Year Ended December 31, 1996 and Period Ended December 31, 1995

            Common Stock $.001 par value, Adjustment
            25,000,000 shares authorized  for Foreign                Total
                               Additional   Currency  Accumulated
Stockholders'
           Shares  Amount  Paid-in Capital Translation Deficit      Equity
Issuance of
common stock
for cash
consideration 6,605,348 $ 8,802 $ 382,364   $    -      $    -    $  391,186

Conversion of
notes payable
to common
stock           575,250     767   340,727        -           -       341,494

Issuance of
common stock
for services
rendered         92,648     124   123,406        -           -       123,530

Adjustment for
foreign currency
translation         -       -         -          156         -           156

Net loss            -       -         -          -   (1,929,823)  (1,929,823)

Balance December
 31, 1995     7,273,246   9,693   846,497        156 (1,929,823)  (1,073,477)

Value attributed
to options
granted for
services            -       -      64,406        -          -        64,406

Adjustment for
foreign currency
translation         -       -         -        2,647        -         2,647

Net income          -       -         -          -    1,312,251   1,312,251

Balance December
31, 1996      7,273,246 $ 9,693 $ 910,903    $ 2,803 $ (617,572) $  305,827

The accompanying notes are an integral part of these consolidated financial statements.

                           INTERNATIONAL HERITAGE, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
          Year Ended December 31, 1996 and Period Ended December 31, 1995
                                                 1996              1995
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income (loss)                          $ 1,312,251        $ (1,929,823)
 Adjustments to reconcile net income
 (loss) to net cash provided by
 (used in) operating activities:
 Depreciation                                   109,039              21,832
 Amortization                                   112,513              47,511
 Common stock options granted for services       64,406                 -
 Other                                           52,789                 -
 Changes in Assets and Labilities:
 Inventory                                     (381,261)           (283,371)
 Receivables, net                            (1,759,637)           (204,582)
 Deposits and prepaid expenses                 (557,337)            (80,857)
 Payables                                     1,225,109             952,095
 Deferred revenue                             1,274,452             408,375
 Accrued expenses and taxes payable              78,210           1,067,224
 NET CASH PROVIDED BY (USED IN)
 OPERATING ACTIVITIES                         1,490,534              (1,596)

 CASH FLOWS FROM INVESTING ACTIVITIES
 Proceeds from sale of equipment                    795                 -
 Purchases of property and equipment           (731,061)           (314,183)
 Purchases of certificates of deposit           (81,734)            (10,000)
 NET CASH USED IN INVESTING ACTIVITIES         (812,000)           (324,183)

 CASH FLOWS FROM FINANCING ACTIVITIES
 Proceeds from the sale of stock                    -               391,166
 Payments for deferred registration costs      (452,307)           (116,543)
 Proceeds from notes payable                    222,775             511,539
 Payments on notes payable                     (388,320)             (4,500)
 Deposits from potential investors                  -               120,650
 Refunds to investors                          (115,650)             (5,000)
 Payments for organization ant start-up costs    (1,627)           (184,136)
 Payments for acquisition costs                 (215,821)           (175,488)
 Cash overdraft                                   1,674              94,034
 NET CASH PROVIDED BY (USED IN)
 FINANCING ACTIVITIES                          (949,276)            631,722

 EFFECT OF EXCHANGE RATE CHANGES ON CASH          2,647                 156
 NET INCREASE (DECREASE) IN CASH AT END
 OF PERIOD                                     (268,095)            306,099
 Cash at beginning of period                    306,099                 -
 CASH AT END OF PERIOD                         $ 38,004           $ 306,099

The accompanying notes are an integral part of these consolidated financial statements.

                         INTERNATIONAL HERITAGE, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1996 and 1995

NOTE 1 - THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES

THE COMPANY - International Heritage, Inc. (the "Company") was incorporated in North Carolina on April 28, 1995. It is principally engaged in the direct' sale of fine jewelry and collectibles in forty-eight states. The Company recruits Independent Retail Sales Representatives (.IRSRs~) who build retail sales organizations. IRSRs purchase products from the Company and retails them to the public.

The Company has a wholly owned subsidiary, International Heritage of Canada. Inc., that was incorporated in Canada on July 25, 1995, and is engaged in the same direct sales business in Canada as the parent Company. he accounts of the Canadian Company have been consolidated with the Company and all significant intercompany accounts and transactions have been eliminated.

USE OF ESTIMATES-The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

RECLASSIFICATION - In October 1996, the Company canceled 300,000 shares of stock originally valued at $400,000 and issued in 1595 in exchange for services provided to the Company in the organization of the Canadian subsidiary, and has retroactively treated this cancellation as of December 31, 1995. This retroactive cancellation has reduced both organization costs and paid in capital balances by $400,000 as of December 31, 1995. Certain other 1995 amounts have been reclassified to conform to current year presentation. None of these reclassification affected the statements of operations. During 1996, it was discovered that the number of shares of common stock was understated by 3,375 shares. The number of shares of common stock has been restated in 'he attached consolidated financial statements effective December 31, 1995. This restatement has no effect on the consolidated financial statement balances.

CASH - For purposes of reporting cash flows, cash includes cash on hand and amounts due from banks. As of December 31, 1551 i, the Company had U.S. bank balances of $416,454 of which $239,537 was in excess of the insured limits prescribed by the Federal Deposit Insurance Corporation.

CERTIFICATES OF DEPOSIT - The Company was required to deposit $90,000 in 1996 and $10,000 in 1995 into certificates of deposit in order to obtain a merchant credit card account with a financial institution. The certificates of deposit are required to be maintained with this financial institution until they mature on various dates in 1997.

INVENTORY - Inventory, consisting primarily of retail business center kits containing sales and other business materials, is stated at the lower of cost or market, with cost determined under the first-in first-out (FIFO) method. Inventory also includes approximately $57,000 of jewelry used for display purposes and $70,000 in promotional items.

PROPERTY AND EQUIPMENT- Depreciation expense is calculated on the straight-line method over useful lives as follows:
                                             Estimated Useful life

                  Computer software                 5 years
                  Computer hardware                 5 years
                  Office furniture and equipment    7 years
                  Leasehold improvements            7 years

Expenditures for repairs and maintenance are charged to expense as incurred. The cost of major renewals and betterments are capitalized and depreciated ever their estimated useful lives. Upon disposition of equipment, the respective assets and accumulated depreciation accounts are relieved and any related gain or loss is reflected in operations.

ORGANIZATION AND START-UP COSTS - Organization costs consist primarily of legal, consulting and accounting fees associated with the organization of the Company and are being amortized on a straight-line basis over 5 years (accumulated amortization was $76,977 as of December 31, 1996 and $31,761 as of December 31, 1995). During 1996, the Company wrote off $24,309 (net book value) in organization costs for the development of a training video which has been updated and replaced to reflect he ,act that the underlying asset no longer had value. start-up costs consist of legal and consulting fees associated with the start-up of the Canadian operations and are being amortized on a straight-line basis over 5 years (accumulated amortization was $3,213 as of December 31, 1996 and $612 as of December 31, 1955).

ACQUISITION COSTS - In order to facilitate a larger retail sales organization in a short time period, the Company acquired sales organizations from third parties and paid for these acquisitions through direct product cost to the new representatives. More than 90% of these representatives acquired have remained active with the Company through December 31, 1996. Accordingly, the direct costs associated with these acquisitions have been capitalized (does not include any management or overhead cost) and are being amortized on a straight line basis over 5 years (accumulated amortization was 571,730 as of December 31, 1996 and $15,133 as of December 31, 1995).

REVENUE RECOGNITION AND DEFERRED REVENUE - IRSRs may join ff~.e Company and retail product at no cost ether than to purchase a $100 professional retail business career kit When the IRSRs sell a product the sale is recognized when the product is shipped.

The Company allows IRSRs to stop selling the Company s products without penalty or obligation within 60 days and receive a complete refund. The Company records revenues for down payments made on product sales and provides allowances for sales returns and allowances based on past experience. After a 60 day period has elapsed, all such revenue is recognized. Revenue July 1998, IRSRs who enter with more than one business center or have earned a commission check are not eligible for a refund.

In addition, the Company provides a 100% satisfaction Guarantee on all product and sales aids purchased by IRSRs or customers. Commissions are earned by the IRSRs based on sales volume levels. The Company periodically conduct's sales contests and various incentive plans to enhance revenue growth. The Company recognized revenue on an annual $25 optional administration fee when an IRSRs or customer first joins the Company and every year thereafter and an annual $50 technology maintenance fee earned throughout the year and billed at the end of each year.

INVESTOR DEPOSITS - Subsequent to the initial issuance of common stock for $111,491 in cash and services the Company received $809,105 of funds and services from potential investors. The Company sold these securities under an exemption from registration; however, it was later determined that the exemption may have been technically deficient in some states. Thus, the Company voluntary (under no regulatory directive) offered to rescind such prior sales to all investors who deposited monies during the period from May to December 1995 by refunding the price paid for the securities plus interest (the "Rescission Offer"). The Company has recorded deposits made by investors who rejected the Recision Offer as equity. Four investors, for a total of $20,000, accepted the Recision Offer and received a refund. In addition, the Company refunded 5100,650 plus interest to potential investors from the state of Washington, since the Company withdrew its offering in that state. All other investors rejected the Rescission Offer. Any investor who rejected the Rescission Offer received shares of the Company's stock at the rate of 7.5 shares for each $10 investment.

ADVERTISING COSTS - Advertising costs are expensed the first time the advertising takes place.

PER SHARE AMOUNTS - Earnings per common and common equivalent share were computed by dividing adjusted net income (loss) by the weighted average number of shares of common stock and common stock equivalents outstanding during the period. Common stock options have been considered to be the equivalent of common stock from the time of their issuance, and have been treated as outstanding for all reported periods. The number of common shares was increased by the number of shares issuable on the exercise of stock options when the estimated initial public offering price of the common stock ($5.00 per share) exceeds the exercise price of the options. This increase in the number of common shares was reduced by the number of common shares that are assumed to have been purchased with the proceeds from the exercise of the options. those purchases were assumed to have been made at the estimated initial public offering price of the common stock and have been limited so as not to exceed twenty percent of the outstanding common stock as of December 31, 1996. Net income (loss) has been adjusted to reflect investment interest, net of tax, assuming the balance of the funds assumed to have been obtained from the exercise of options in excess of the twenty percent limitation referred to above were invested in U. S. government securities. Earnings per common share assuming full dilution were computed under the same assumptions as earnings per common and common equivalent share. See Note 5 for additional information.

STOCK OPTIONS - The Company recognizes compensation cost for nonvariable employee stock options at the differences between what the stock has last sold for to outside investors ($1.33 per share) less the amount, if any, the employee is required to pay. The method used is the intrinsic value based method and is expensed over the estimated period of service. As of December 31, 1995 and 1996, there are no outstanding employee Stock options requiring the recognition of compensation expense.

The Company recognizes compensation cost for all non-employee stock options at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. There were 286,250 non employee stock options outstanding at December 71, 1996 and no such options outstanding at December 31, 1995. The Company has recorded $64,406 in related compensation expense in 1996.

INCOME TAXES - Temporary differences in the basis of assets and liabilities for financial statement and income tax reporting arise from using different methods and periods to calculate depreciation, allowances for bad debt and various accrued liabilities. Provision has been made for income taxes due on taxable income and for the deferred taxes on the temporary differences. International Heritage of Canada, Inc. files their tax returns separately from the Company.

NOTE 2 - DEVELOPMENT STAGE OPERATIONS
The Company was formed April 28, 1995 and from that date until June 21, 1995, the Company's operations consisted primarily of raising capital, developing and implementing business policies and administrative activities. During this development stage, the Company incurred approximately $225,000 of losses.

NOTE 3 - NOTES PAYABLE AND LETTERS OF CREDIT
The Company has no outstanding loans to stockholders as of December 31, 1996, and had loans of 533,733 to several stockholders as of December 31, 1595. these notes have interest rates of 12% and mature in one year. Interest expense was S,,467 in 1596 and $2,554 in 1995. All loans were repaid as of December 6, 1996.

In August 1996, Mayflower Holdings, Inc., a stockholder which is principally owned by the President of the Company, loaned the company $200,000 with interest at 123/0. The note is payable in monthly installments of $50,000 beginning in October 1996 with a final payment including interest due in January 1997. The note is secured by the assets of the Company. During 1996, the Company offset S 8,172 in receivables from Mayflower Holdings, Inc against the note principal. The note was repaid on November 1, 1996. Interest expense was $4,100 in 1996.

The Company owed $131,812 to Mayflower Holdings. Inc. as of December 31,
1995. This note bears interest at 3% per annum and was payable on demand. The note was secured by all assets of the Company. The note was repaid in February 1996. Interest expense was $7,581 in 1996 and $5,508 in 1995.

In January 1996, the Company borrowed $22,775 under a note payable to a finance company, bearing interest at 12.5%. The note was secured by a vehicle and was scheduled to mature January 4, 1999. In October 1996, the Company repaid the note balance. Interest expense was $1,168 in 1996.

The Company has a $10,000 letter of credit with a bank for the benefit of a telephone company. The related note bears interest at a variable rate (8.25% as of July 3, 1996) and matures on July 3, 1997. The note is secured by certain cash balances maintained with the bank. The Company has a $7,300 letter of credit with a bank for the benefit of the Canadian Ministry of Housing, Recreations and Consumer Services. The related note bears interest at one percent above the prime rate (prime rate was 8.25% as of December 31, 1996) and matures on March 17, 1997. The note is secured by a certificate of deposit with the bank. No amounts are outstanding under either letter as of December 31, 1996.

NOTE 4 - PROVISION FOR INCOME TAXES

The provision for income taxes consisted of:
                                                            1996
                   Current taxes payable
                         Federal                        $ 594,000
                         State                            147,000
                                                          741,000
                   Deferred taxes
                         Federal                         (181,500)
                         State                            (27,500)
                                                         (209,000)
                   Less NOL Carryforward                 (532,000)
                                                       $      -

No income tax provision was calculated for 1995 since the Company had a net loss.

Deferred taxes result from timing differences in the recognition of revenue and expense for tax and financial reporting purposes. The source of these differences and the tax effect of each is as follows:
                                                           1996
             Excess of tax over book
                  depreciation and amortization         $ 49,000
             Nondeductible bad debt expense             (177,000)
             Nondeductible expenses related to
                  certain book liabilities               (81,000)

                                                      $ (209,000)

The Company's total deferred tax assets, deferred tax liabilities, and deferred tax asset valuation allowances at December 31, 1996 are as follows:
                                                           1996
             Total deferred tax assets                 $ 258,000
             Less valuation allowance                        -
                                                         258,000
             Total deferred tax liabilities              (49,000)
             Net deferred tax asset                    $ 209,000

The following table reconciles the tax provision with the expected provision obtained by applying statutory rates to pretax income:

                                                           1996
             Expected tax provision                    $ 446,000
             State income taxes, net of federal
                income tax benefit                        67,000
             Canadian income tax effect                   (5,000)
             Non-deductible expenses                      24,000
                                                       $ 532,000

For financial statement purposes, the Company has approximately $620,000 of net operating loss carryforwards as of December 31, 1996, which expire on 2010.

NOTE 5 - COMMON STOCK AND STOCK OPTIONS

On July 1, 1996, the shareholders approved an increase in authorized shares of common stock to 25,000,000 shares and a ten for one common stock split. Concurrent with this amendment, the par value of common stock changed from $0.01 to $0.001 per share. Effective October 31, 1996, the Board of Directors approved a three for one reverse common stock split. Concurrent with this amendment, the par value of common stock changed from $0.001 to $0.00133 per share (rounded to $0.001 for financial statement reporting purposes).

During 1995, the Company granted the initial Board of Directors and founders options for 15% of the issued and outstanding shares at $.02 per share. Effective October 31, 1996, the Board of Directors approved and the original founders accepted the cancellation of these options and the grant of new options for 1,350,000 shares in exchange for the canceled options. These new options are exercisable at $1.33 per share and expire October 31, 1999. These options remain outstanding at December 31, 1996 and are not subject to the option plan noted below.

In 1996, the Company issued Mayflower Holdings, Inc. 187,500 shares of common stock (valued at $250,000) in exchange for consulting fees. The shares were then canceled and options were granted for 375,000 shares effective October 31, 1996, at an exercise price of $1.33 per share. The options expire on October 31, 1999, and are outstanding as of December 31, 1996. These options are not subject to the option plan noted below.

Under a 1995 employment contract and based on the Company's achievement of certain revenue goals, the President of the Company is entitled to receive stock incentives in the amount of 1% of issued and outstanding shares as of December 31, 1995, 2% as of December 31, 1996, and 3% as of each year ended December 31, 1997 through 2000. These stock incentives were granted to the President as additional compensation and were at no cost to the President. In 1995, the Company did not meet the sales level noted in the President's contract, but in March 1996, the Board granted the incentive stock to the President based on accrued sales and deferred revenue combined. Effective October 31, 1996, the President gave back the incentive stock and the Company granted additional stock options of 151,300 shares of common stock at an exercise price of $1.33 per share. Effective October 31, 1996, the President agreed to and has been granted stock options for 2,295,000 shares, exercisable at $1.33 per share in exchange for the 1996, 1997, 1998, 1999 and 2000 incentive stock referred to above. As a result of having been granted these options, the President is no longer entitled to receive the stock incentives referred to above and the options are not contingent on the Company's achievement of the specified revenue goals. These options are outstanding at December 31, 1996, expire on October 31, 2001, and are not subject to the option plan noted below. No compensation expense has been recorded since the options granted have exercise prices that approximate fair market value.

In 1996, the Company ,formalized and consolidated all previously existing options into a single option plan effective October 31, 1996, and reissued options for 3,579,250 shares (previously 3,175,000 shares) to its Board of Directors, management, advisory board members, consultants, named experts and council, IRSRs and others. These options are exercisable at $1.33 per share and expire on October 31, 1999. All are outstanding as of December 31, 1996. The weighted average exercise price for all outstanding options is $1.33 per share. If all of the above options were exercised as of December 31, 1996, this would result in 7,750,550 shares of additional outstanding common stock The following table summarizes information about fixed stock options both outstanding and exercisable at December 31, 1996:

                   Number          Weighted-average
 Range of        outstanding          remaining        Weighted average
 exercise prices at 12/31/96       contractual life     exercise price
 $1.33            5,304,250           3.0 years               $1.33
  1.33            2,446,300           5.0                      1.33
  1.33            7,750,550           3.8                      1.33

A summary of the status of the Company's stock options as of December 31, 1996 and 1995, and changes during the periods ended are as follows:

                         1996                            1995
                             Weighted Average               Weighted Average
                   Shares      Exercise Price     Shares     Exercise Price
Outstanding
 beginning of
 period            1,501,300      $1.33
 Granted           6,249,250      $1.33         1,501,300      $1.33
 Outstanding
  end of period     7,750,550                    1,501,300
 Options exercisable
 at end of period  7,750,550                          -

 Weighted average
 fair value of
 options granted
 during the period $    0.28                       $ 0.25

The Company has recognized no compensation cost for its stock options issued to employees under the intrinsic-value based method. If the Company had applied the provisions of Statement of Financial Accounting Standards No. 123 requiring the fair-value based method for these employee stock options, the Company would have reported a net loss of $2,279,871 in 1995 and a net loss of $123,619 in 1996, and earnings per share would have been $(0.17) in 1995 and $0.00 in 1996.

The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in 1995 and 1996: dividend yield of zero percent; expected volatility of 30%; risk-free interest rates or 6.38% for options granted to the President under his employment contract and 6.25% for all other options granted; and expected lives of 2.5 years for options granted to the President under his employment contract and 1.5 years for all other options granted.

NOTE 6 - LEASE COMMITMENTS

On November 11, 1996, the Company entered into a lease for its U.S. office space under an operating lease agreement expiring on November 30, 2002. The rental rate will escalate each November based on changes in the consumer price index, not to exceed) a five percent annual increase. On September 1, 1995, the Company entered into a lease for its Canadian operations under an operating lease which automatically renews for six month terms. Certain office equipment is being leased under operating leases expiring in 1999. Certain other office equipment is being leased on a month-to-month basis.

The combined future minimum lease payments are as follows:

          Year Ending December 31,                Amount
                   1997                         $ 204,727
                   1998                           198,727
                   1999                           193,321
                   2000                           189,734
                   2001                           171,639
                Thereafter                        155,828
                                              $ 1,113,976

Rent expense was $192,477 in 1996 and $94,197 in 1995.

NOTE 7 - ECONOMIC DEPENDENCY

A material amount of the Company's jewelry and collectibles products are acquired from three suppliers, the loss of which may have an adverse effect on the Company in the near term. These suppliers accounted for approximately 88% of the jewelry products purchased as of December 31, 1996. The Company has made arrangements with other suppliers in order to mitigate this dependency. Based on these arrangements and due to the nature of the Company's products, management does not believe that the loss of these suppliers would adversely affect the Company in the long term.

A material amount of the Company's retail business career kits are acquired from three principal suppliers, the loss of which may have an adverse effect on the Company. These suppliers accounted for approximately 90% of the inventory on hand at December 31,1996.

NOTE 8 - CONTINGENCIES

As a result of the transactions leading to the Recision Offer referred to in
Note 1 under investor deposits, the Company may be liable for administrative penalties and sanctions. The Company knows of no administrative proceedings or regulatory investigations related to the Recision Offer that are currently pending or proposed. The amount of any such penalties and sanctions cannot be estimated.

NOTE 9 - RELATED PARTY TRANSACTIONS

The Company incurred costs totaling approximately $60,667 in 1996 and $389,068 in 1996 from Mayflower Holdings, Inc., a stockholder which is principally owned by the President of the Company, related to the organization, start-up and other operating expenses of the Company. Of these costs, $48,138 was capitalized as deferred registration costs in 1996 and $130,815 was capitalized as organizational costs in 1996. The remaining amounts were expensed as incurred. As of December 31, 1996, the amount due from Mayflower Holdings, Inc. was $2,163.

The Company subleases office space to Mayflower Holdings, Inc. on a month-to-month basis. Rental income was $6,000 in 1996.

In 1996, the Company issued Mayflower Holdings, Inc. 187,500 shares of common stock (valued at $250,000) in exchange for consulting fees. The shares were then canceled and options were granted for 375,000 shares effective October 31, 1996, at an exercise price of $1.33 per share. The options expire on October 31, 1999, and are outstanding as of December 31, 1996. These options are not subject to the option plan noted in Note 5 above.

Under a 1995 employment contract and based on the Company's achievement of certain revenue goals, the President of the Company is entitled to receive stock incentives which have since been replaced with stock options. See Note 5 for additional information.

The Company entered into an agreement with the President and a relative to create a sales training handbook for its sales representatives. The agreement calls for a lump sum payment of $10,000 to the authors as well as a $4 per book royalty for all books sold to the Company. $132,000 was paid to these individuals in 1996 and $30,600 was paid in 1995. No amounts were due at December 31, 1996.

The Company acquires its jewelry and collectibles from three suppliers, one of whom is a stockholder of the Company. 15% of the Company's products were acquired from this stockholder in 1996 and 0% in 1595.

The Company entered into an agreement with a member of the Board of Directors to create a business presentation video. The agreement calls for a $0.50 per video royalty for each video sold. $1,942 was paid to this individual in 1996.

The Company entered into an agreement with a stockholder to create a retail sales video. The agreement calls for a $0.50 per video royalty for each video sold. $982 was paid to this individual in 1996.

The Company has an agreement with a stockholder to provide the Company with a promotional line of merchandise. $13,926 was paid to this individual in 1996.

During 1996, two stockholders received employee advances for a combined total of $60,876 at their highest. These balances have been repaid prior to December 31, 1996.

The Company owed $131,812 outstanding to Mayflower Holdings, Inc. as of December 31, 1995. This note bears interest at 8% per annum. The note was paid off in February 1996.

During 1996, the Company awarded a stockholder the use of a company-owned vehicle for the calendar year 1996 in recognition of his achievements as the top sales representative. In October 1996, the Company gave title to the vehicle to the stockholder and recognized $27,859 as additional commission expense.

In August 1996, Mayflower Holdings, Inc. loaned the Company $200,000, with interest at 12%. The note was repaid on November 1, 1996. See Note 3 for additional information.

In 1996, the Company began renting use of an airplane on a per-use basis from Mayflower Aviation, LLC, which is owned by the President of the Company and his wife. $34,416 was paid to this company in 1996.

NOTE 10 - SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

 Cash payments during the periods were as follows:
                                            1996              1995
            Interest                      $ 26,661           $ 2,833
            Income taxes                       -                 -

Non-cash investing and financing activities during the periods were as follows:
                                            1996              1995
 Conversion of notes payable to stock     $    -             $ 341,494
 Stock issued for services provided in
 the organization of the Company               -               123,530
 Common stock options granted               64,406

As indicated in Note 1, the Company has valued services provided in exchange for stock at the fair market value of the stock issued. The fair market value was determined as the price the stock last sold to outside investors at the time the services were performed.

              SCHEDULES OF CONSOLIDATED SELLING AND ADMINISTRATIVE EXPENSES
             Year Ended December 31, 1996 and Period Ended December 31, 1995

                                         1996             1995
 Salaries and employee benefits          3,226,129        $ 526,613
 Rent                                      192,477           94,197
 Seminars and meeting room                 106,431            3,893
 Telephone                                 288,276           94,919
 Utilities                                  19,499              601
 Insurance                                  71,073           12,280
 Office supplies and expenses              149,316           24,035
 Postage and shipping                      380,369          107,367
 Repair and maintenance                      3,777            3,705
 Dues and subscriptions                      3,674            1,041
 Fulfillment fees                          178,650           53,297
 Taxes and licenses                         12,971            1,343
 Advertising                                42,062           17,444
 Annual sales meeting                      956,113              -
 Sales presentations and promotions        130,553          248,815
 Printing and binders                      127,715          120,700
 Royalties                                 134,924           17,500
 Meals and entertainment                    92,989            2,968
 Travel                                    462,325          113,046
 Professional and consulting fees          503,057          150,440
 Directors fees                              6,100              -
 Computer services                         110,494           20,661
 Temporary and contract help                43,666           18,716
 Depreciation                              109,039           21,832
 Amortization                              112,513           47,511
 Product development                        20,000              -
 Conference calls                           87,051              -
 Bank charges and fees                      220,929          25,656
 Recruiting and training                     34,727           4,950
 Business development                       147,919          96,182
 Bad debt                                   455,083             -
 Fax and mobile communications               68,707          23,929
 Interest                                    25,453           8,062
 Charitable contributions                     27,550             -
 Exchange loss                                5,905             737
 Other                                       (4,354)          1,288
                                        $ 8,553,162     $ 1,863,728

                            EXHBIT C

                ARTICLE 13 OF THE NORTH CAROLINA
                    BUSINESS CORPORATION ACT

 NC ST  55-13-01, Definitions Page 1

*9706 G.S.  55-13-01
                   WEST'S NORTH CAROLINA STATUTES
         CHAPTER 55. NORTH CAROLINA BUSINESS CORPORATION ACT
                   ARTICLE 13. DISSENTERS' RIGHTS
        PART 1. RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

Current through End of 1996 Legislation

 55-13-01. Definitions

In this Article:
(1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.
(2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under G.S. 55-13-02 and who exercises that right when and in the manner required by G.S. 55-13-20 through 55-13-28.
(3) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.
(4) "Interest" means *merest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances, giving due consideration to the rate currently paid by the corporation on its principal bank loans, if any, but not less than the rate provided in G.S. 24-1.
(5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.
(6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.
(7) "Shareholder" means the record shareholder or the beneficial shareholder.

Search this disc for cases citing this section.
Copyright (c) West Publishing Co. 1997 No claim to original U.S. Govt.
works.

NC ST  55-13-02. Right to dissent Page 1

*9707 G.S.  55-13-02
                       WEST'S NORTH CAROLINA STATUTES
              CHAPTER 55. NORTH CAROLINA BUSINESS CORPORATION ACT
                       ARTICLE 13. DISSENTERS' RIGHTS
             PART 1. RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

Current through End of 1996 Legislation

 55-13-02. Right to dissent

(a) In addition to any rights granted under Article 9, a shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:
(1) Consummation of a plan of merger to which the corporation (other than a parent corporation in a merger under G.S. 55-11-04) is a party unless
(i) approval by the shareholders of that corporation is not required under G.S. 55-11-03(g) or (ii) such shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for such shares;
(2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, unless such shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for such shares;
(3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than as permitted by G.S. 55-12-01, including a sale in dissolution, but not including a sale pursuant to court order or a sale pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed in cash to the shareholders within one year after the date of sale;
(4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it
(i) alters or abolishes a preferential right of the shares; (ii) creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares; (iii) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities; (iv) excludes or limits the right of the shares to vote on any matter, or to cumulate votes; (v) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under G.S. 55-6-04; or (vi) changes the corporation into a nonprofit corporation or cooperative organization;
*9708 (5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.
(b) A shareholder entitled to dissent and obtain payment for his shares under this Article may not challenge the corporate action creating his entitlement, including without limitation a merger solely or partly in exchange for cash or other property, unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.
Search this disc for cases citing this section.
Copyright (c) West Publishing Co. 1997 No claim to original U.S. Govt.
works.
NC ST  55-13-03, Dissent by nominees and beneficial owners Page 1

*9709 G.S.  55-13-03
                       WEST'S NORTH CAROLINA STATUTES
             CHAPTER 55. NORTH CAROLINA BUSINESS CORPORATION ACT
                       ARTICLE 13. DISSENTERS' RIGHTS
            PART 1. RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

Current through End of 1996 Legislation

 55-13-03. Dissent by nominees and beneficial owners

(a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.
(b) A beneficial shareholder may assert dissenters" rights as to shares held on his behalf only if:
(1) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and (2) He does so with respect to all shares of which he is the beneficial shareholder.
Search this disc for cases citing this section.
Copyright (c) West Publishing Co. 1997 No claim to original U.S. Govt.
works.

NC ST  55-13-04 to 55-13-19,  55-13-04 to 55-13-19. Reserved Page 1

*9710 G.S.  55-13-04 to 55-13-19
                       WEST'S NORTH CAROLINA STATUTES
            CHAPTER 55. NORTH CAROLINA BUSINESS CORPORATION ACT
                       ARTICLE 13. DISSENTERS' RIGHTS
           PART 1. RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

Current through End of 1996 Legislation

  55-13-04 to 55-13-19. Reserved

Copyright (c) West Publishing Co. 1997 No claim to original U.S. Govt.
works.

NC ST  55-13-20, Notice of dissenters' rights Page 1

*9711 G.S.  55-13-20
                       WEST'S NORTH CAROLINA STATUTES
              CHAPTER 55. NORTH CAROLINA BUSINESS CORPORATION ACT
                       ARTICLE 13. DISSENTERS' RIGHTS
              PART 2. PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

Current through End of 1996 Legislation

 55-13-20. Notice of dissenters' rights

(a) If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this Article and be accompanied by a copy of this Article.
(b) If corporate action creating dissenters' rights under G.S. 55-13-02 is taken without a vote of shareholders, the corporation shall no later than 10 days thereafter notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in G.S. 55-13-22.
(c) If a corporation fails to comply with the requirements of this section, such failure shall not invalidate any corporate action taken; but any shareholder may recover from the corporation any damage which he suffered from such failure in a civil action brought in his own name within three years after the taking of the corporate action creating dissenters' rights under G.S. 55-13-02 unless he voted for such corporate action.
Search this disc for cases citing this section.
Copyright (c) West Publishing Co. 1997 No claim to original U.S. Govt.
works.

NC ST  55-13-21, Notice of intent to demand payment Page 1

*9712 G.S.  55-13-21
                       WEST'S NORTH CAROLINA STATUTES
            CHAPTER 55. NORTH CAROLINA BUSINESS CORPORATION ACT
                       ARTICLE 13. DISSENTERS' RIGHTS
            PART 2. PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

Current through End of 1996 Legislation

 55-13-21. Notice of intent to demand payment

(a) If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:
(1) Must give to the corporation, and the corporation must actually receive, before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated;
and
(2) Must not vote his shares in favor of the proposed action.

(b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his shares under this Article.
Search this disc for cases citing this section.
Copyright (c) West Publishing Co. 1997 No claim to original U.S. Govt.
works.

NC ST  55-13-22, Dissenters' notice Page 1

*9713 G.S.  55-13-22
                       WEST'S NORTH CAROLINA STATUTES
           CHAPTER 55. NORTH CAROLINA BUSINESS CORPORATION ACT
                       ARTICLE 13. DISSENTERS' RIGHTS
           PART 2. PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

Current through End of 1996 Legislation

 55-13-22. Dissenters' notice

(a) If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is authorized at a shareholders' meeting, the corporation shall mail by registered or certified mail, return receipt requested, a written dissenters' notice to all shareholders who satisfied the requirements of G.S. 55-13-21.
(b) The dissenters' notice must be sent no later than 10 days after the corporate action was taken, and must:
(1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;
(2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;
(3) Supply a form for demanding payment;
(4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the subsection (a) notice is mailed; and
(5) Be accompanied by a copy of this Article.

Search this disc for cases citing this section.
Copyright (c) West Publishing Co. 1997 No claim to original U.S. Govt.
works.

NC ST  55-13-23, Duty to demand payment Page 1

*9714 G.S.  55-13-23
                   WEST'S NORTH CAROLINA STATUTES
          CHAPTER 55. NORTH CAROLINA BUSINESS CORPORATION ACT
                   ARTICLE 13. DISSENTERS' RIGHTS
          PART 2. PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

Current through End of 1996 Legislation

 55-13-23. Duty to demand payment

(a) A shareholder sent a dissenters' notice described in G.S. 55-13-22 must demand payment and deposit his share certificates in accordance with the terms of the notice.
(b) The shareholder who demands payment and deposits his share certificates under subsection (a) retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.
(c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this Article. Search this disc for cases citing this section.
 .

Copyright (c) West Publishing Co. 1997 No claim to original U.S. Govt.
works.

NC ST  55-13-24, Share restrictions Page 1

*9715 G.S.  55-13-24

                      WEST'S NORTH CAROLINA STATUTES
         CHAPTER 55. NORTH CAROLINA BUSINESS CORPORATION ACT
                      ARTICLE 13. DISSENTERS' RIGHTS
         PART 2. PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

Current through End of 1996 Legislation

 55-13-24. Share restrictions

(a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under G.S. 55-13-26.
(b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.
Search this disc for cases citing this section.
Copyright (c) West Publishing Co. 1997 No claim to original U.S. Govt.
works.

NC ST  55-13-25, Offer of payment Page 1

*9716 G.S.  55-13-25
                     WEST'S NORTH CAROLINA STATUTES
          CHAPTER 55. NORTH CAROLINA BUSINESS CORPORATION ACT
                     ARTICLE 13. DISSENTERS' RIGHTS
          PART 2. PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

Current through End of 1996 Legislation

 55-13-25. Offer of payment

(a) As soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall offer to pay each dissenter who complied with G.S. 55-13-23 the amount the corporation estimates to be the fair value of his shares, plus interest accrued to the date of payment, and shall pay this amount to each dissenter who agrees in writing to accept it in full satisfaction of his demand.
(b) The offer of payment must be accompanied by:
(1) The corporation's most recent available balance sheet as of the end of a fiscal year ending not more than 16 months before the date of offer of payment, an income statement for that year, a statement of cash flows for that year, and the latest available interim financial statements, if any; (2) A statement of the corporation's estimate of the fair value of the shares; (3) An explanation of how the interest was calculated; (4) A statement of the dissenter's right to demand payment under G.S. 55-13-28; and (5) A copy of this Article.
Search this disc for cases citing this section.
Copyright (c) West Publishing Co. 1997 No claim to original U.S. Govt.
works.

NC ST  55-13-26, Failure to take action Page 1
 *9717 G.S.  55-13-26

                     WEST'S NORTH CAROLINA STATUTES
           CHAPTER 55. NORTH CAROLINA BUSINESS CORPORATION ACT
                     ARTICLE 13. DISSENTERS' RIGHTS
           PART 2. PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

Current through End of 1996 Legislation

 55-13-26. Failure to take action

(a) If the corporation does not take the proposed action within 60 days after me date set for demanding payment and depositing- share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.
(b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under G.S. 55-13-22 and repeat the payment demand procedure.
Search this disc for cases citing this section.
Copyright (c) West Publishing Co. 1997 No claim to original U.S. Govt.
works.

NC ST  55-13-27  55-13-27. Reserved Page 1

*9718 G.S.  55-13-27
                   WEST'S NORTH CAROLINA STATUTES
          CHAPTER 55. NORTH CAROLINA BUSINESS CORPORATION ACT
                   ARTICLE 13. DISSENTERS' RIGHTS
          PART 2. PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

Current through End of 1996 Legislation

 55-13-27. Reserved

Search this disc for cases citing this section.
Copyright (c) West Publishing Co. 1997 No claim to original U.S. Govt.
works.

NC ST 55-13-28, Procedure if shareholder dissatisfied with corporation's offer or failure to Page 1 perform
 *9719 G.S.  55-13-28

                    WEST'S NORTH CAROLINA STATUTES
           CHAPTER 55. NORTH CAROLINA BUSINESS CORPORATION ACT
                    ARTICLE 13. DISSENTERS' RIGHTS
           PART 2. PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

 Current through End of 1996 Legislation

 55-13-28. Procedure if shareholder dissatisfied with corporation's offer or failure to perform
(a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate or reject the corporation's offer under G.S. 55-13-25 and demand payment of the fair value of his shares and interest due, if:
(1) The dissenter believes that the amount offered under G.S. 55-13-25 is less than the fair value of his shares or that the interest due is incorrectly calculated;
(2) The corporation fails to make payment to a dissenter who accepts the corporation's offer under G.S. 55-13-25 within 30 days after the dissenter's acceptance; or
(3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.
(b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing (i) under subdivision (a)(l) within 30 days after the corporation offered payment for his shares or (ii) under subdivisions (a)(2) and (a)(3) within 30 days after the corporation has failed to perform timely. A dissenter who fails to notify the corporation of his demand under subsection (a) within such 30-day period shall be deemed to have withdrawn his dissent and demand for payment.
Search this disc for cases citing this section.
Copyright (c) West Publishing Co. 1997 No claim to original U.S. Govt.
works.

NC ST  55-13-29, ~ 55-13-29. Reserved Page 1

*9720 G.S.  55-13-29
                       WEST'S NORTH CAROLINA STATUTES
          CHAPTER 55. NORTH CAROLINA BUSINESS CORPORATION ACT
                       ARTICLE 13. DISSENTERS' RIGHTS
          PART 2. PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

Current through End of 1996 Legislation

 55-13-29. Reserved

Search this disc for cases citing this section.
Copyright (c) West Publishing Co. 1997 No claim to original U.S. Govt.
works.

NC ST  55-13-30, Court action Page 1

*9721 G.S.  55-13-30
                         WEST'S NORTH CAROLINA STATUTES
             CHAPTER 55. NORTH CAROLINA BUSINESS CORPORATION ACT
                         ARTICLE 13. DISSENTERS' RIGHTS
                      PART 3. JUDICIAL APPRAISAL OF SHARES

Current through End of 1996 Legislation

 55-13-30. Court action

(a) If a demand for payment under G.S. 55-13-28 remains unsettled, the dissenter may commence a proceeding within 60 days after the date of his payment demand under G.S. 55-13-28 and petition the court to determine the fair value of the shares and accrued interest. Upon service upon it of the petition filed with the court, the corporation shall pay to the dissenter the amount offered by the corporation under G.S. 55-13-25.
(al) If the dissenter does not commence the proceeding within the 60-day period, the dissenter shall have an additional 30 days to either (i) accept in writing the amount offered by the corporation under G.S. 55-13-25, upon which the corporation shall pay such amount to the dissenter in full satisfaction of his demand, or (ii) withdraw his demand for payment and resume the status of a nondissenting shareholder. A dissenter who takes no action within such 30-day period shall be deemed to have withdrawn his dissent and demand for payment.
(b) Reserved.
(c) The court shall have the discretion to make all dissenters (whether or not residents of this State) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.
(d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The parties are entitled to the same discovery rights as parties in other civil proceedings. However, in a proceeding by a dissenter in a public corporation, there is no right to a trial by jury.
(e) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation.
Search this disc for cases citing this section.
Copyright (c) West Publishing Co. 1997 No claim to original U.S. Govt.
works.

NC ST  55-13-31, Court costs and counsel fees Page 1

*9722 G.S.  55-13-31
                    WEST'S NORTH CAROLINA STATUTES
          CHAPTER 55. NORTH CAROLINA BUSINESS CORPORATION ACT
                    ARTICLE 13. DISSENTERS' RIGHTS
                 PART 3. JUDICIAL APPRAISAL OF SHARES

Current through End of 1996 Legislation

 55-13-31. Court costs and counsel fees

(a) The court in an appraisal proceeding commenced under G.S. 55-13-30 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, and shall assess the costs as it finds equitable.
(b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:
(l) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of G.S. 55-13-20 through 55-13-28; or
(2) Against either the corporation or a dissenter, in favor of either or any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Article.
(c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.
Search this disc for cases citing this section.
Copyright (c) West Publishing Co. 1997 No claim to original U.S. Govt.
works.
                           EXHIBIT D

                       DEMAND FOR PAYMENT

         Pursuant to the Notice of Dissenters' Rights provided to the Shareholders of International Heritage, Inc. dated February 16, 1998, pursuant to the resolution of the Company's Board of Directors to provide dissenters' rights according to the provisions of N.C. Gen. Stat. 55-13-02 (a)(5), the undersigned
Shareholder, having been the beneficial owner of _____ shares of International Heritage, Inc. Common Stock, hereby demands payment for such stock pursuant to said Shareholders' Dissenters' Rights. Said Shareholder hereby certifies that said Shareholder did, in fact, acquire beneficial ownership of said stock before
February 16, 1998.


         Dated: ________________


                                  SHAREHOLDER


                                  ____________________________________________

                                  Printed Name:
________________________________

                                  JOINT SHAREHOLDER, IF ANY


                                  ____________________________________________

                                  Printed Name:
________________________________














Certificate(s) for shares of International Heritage, Inc. Common Stock must accompany this Demand for Payment. Forward this Demand for Payment and any and all Certificates to:

                        Angie C. Stewart, Corporate Secretary
                        International Heritage, Inc.
                        2626 Glenwood Avenue
                        Suite 200
                        Raleigh, North Carolina 27608

                               PROXY FORM


     Know, all men by these presents, that, the undersigned, being the holder of the shares of common stock of International Heritage, Inc., a North Carolina corporation (the Company ), does hereby constitute and appoint Stanley H. Van Etten, Chairman of the Board of Directors, and Angie C. Stewart, Corporate Secretary, and each of them, with full power of substitution, as the undersigned s attorneys and proxies to attend the Special Meeting of the Shareholders of the Company to be held on February 27, 1998 at 2:00 PM, EST, at the executive offices of the Company, 2626 Glenwood Avenue, Suite 200, Raleigh, North Carolina 27608, and any continuation or adjournment thereof, with full power to vote the undersigned shares as indicated below:

1. To increase the authorized capitalization of the Company to 50,000,000 shares of Common Stock (The Board of Directors recommends a vote FOR APPROVAL)

     FOR APPROVAL   _    AGAINST APPROVAL    _    ABSTAIN   _

2.   To transact such other business as may properly be presented

     GRANT AUTHORITY     _    WITHHOLD AUTHORITY  _

3.   I PLAN TO ATTEND THE MEETING*      _

     *You MUST R.S.V.P. to Diana Wilson (919) 571-4646 Ext. 1247 before February 25, 1998.

     This proxy will be voted as directed. If no direction, this proxy will be voted according to the recommendation of the Board of Directors and in the discretion of the proxies with respect to other matters.


Dated: ______________________, 199____.



                                   ____________________________________
                                   Signature
                                   Printed Name: _______________________


                                   ____________________________________
                                   Joint Shareholder (If Any)
                                   Printed Name: _______________________



     Sign, date and return the Proxy promptly via facsimile (919) 571-8744
Attention: Angie C. Stewart, Corporate Secretary and via first class mail using the return envelope provided.


              CONFIDENTIAL ACCREDITED INVESTOR QUESTIONNAIRE

PURPOSE OF THIS QUESTIONNAIRE

The purpose of this Questionnaire is to provide information to Kara International, Inc., a Nevada corporation ("KARA" or the "Company") publicly traded on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. ("NASD'), regarding your qualifications to participate in a voluntary share for share exchange with KARA through a voluntary exchange of common stock on a basis of 3 shares of KARA for every share of International Heritage, Inc., a North Carolina Corporation ("IHI") common stock ("Share Exchange"). This transaction is intended to qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code, as amended, and which is being offered without registration under the Securities Act of 1933, as amended (the "Act"), in reliance on the exemption contained in Section 4(2) of the Act and/or pursuant to the provisions of Regulation D promulgated thereunder ("Regulation D") and on similar exemptions under applicable state laws. Under Section 4(2) and Regulation D and/or certain state laws, KARA may be required to determine that an individual, or an individual together with a "purchaser representative" or each individual equity owner of an "investing entity" meets certain suitability requirements before the exchange of shares by such individual or entity. KARA WILL NOT EXCHANGE SHARES WITH ANY INDIVIDUAL WHO HAS NOT FILLED OUT, AS THOROUGHLY AS POSSIBLE, THIS QUESTIONNAIRE. IN THE CASE OF AN INVESTOR THAT IS A PARTNERSHIP, TRUST, CORPORATION OR OTHER BUSINESS ENTITY THAT PLACES A
CHECK MARK OPPOSITE QUESTION 8B(xi), EACH EQUITY OWNER THEREOF MUST
COMPLETE EXHIBIT A ATTACHED TO THIS QUESTIONNAIRE. This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy
KARA stock or any other security.

INSTRUCTIONS

PLEASE ANSWER ALL QUESTIONS. If the appropriate answer is "None" or "Not Applicable," so state. Please print or type your answers to all questions. Attach additional sheets if necessary to complete your answers to any item.

Your answers will be kept strictly confidential at all times. However, the Company may present this Questionnaire to such parties as it deems appropriate in order to assure itself that the Share Exchange will not result in a violation of the Act or a violation of the securities laws of any state.

1. Please provide the following information:

Name:

Name of additional purchaser:
(Please complete information in Question 5)

Date of birth, or, if other than an individual, year of organization or incorporation:


2. Residence address, or, if other than an individual, principal office address:
Telephone number:
Social Security Number:
Taxpayer Identification Number:

3. Business address:
Business telephone number:

4. Send mail to: Residence Business

5. With respect to tenants in common, joint tenants and tenants by the entirety, complete only if information differs from that above:
Residence address:
Telephone number:
Social Security Number:
Taxpayer Identification Number:
Business address:
Business telephone number:
Send mail to: Residence _ Business _

6. Please describe your present or most recent business or occupation and indicate such information as the nature of your employment, bow fang you have been employed there, the principal business of your employer, the principal activities under your management or supervision and the scope (e.g. dollar volume, industry rank, etc.) of such activities:

 7. Please state whether you (i) are associated with or affiliated with a member of the National Association of Securities Dealers, Inc. (the "NASD"),
(ii) are an owner of stock or other securities of an NASD member (other than stock or other securities purchased on the open market), or (iii) have made a subordinated loan to any NASD member:

 Yes        No
If you answered yes to any of (i)4iii) above, please indicate the applicable answer and briefly describe the facts below:

8A. Applicable to Individuals ONLY. Please answer the following questions concerning your financial condition as an "accredited investor" (within the meaning of Rule 501 of Regulation D). If the purchaser is more than one individual, each individual must initial an answer where the question indicates a "yes" or "no" response and must answer any other question fully, indicating to which individual it applies. If the purchaser is purchasing jointly with his or her spouse, one answer may be indicated for the couple as a whole:

8.1 Does your net worth* (or joint net worth with your spouse) exceed
$1,000,000?

Yes         No

8.2 Did you have an individual income** in excess of $200,000 or joint income together with your spouse in excess of $300,000 in each of the two most recent years (1996 and 1997) and do you reasonably expect to reach the same income level in the current year (1998)?

 Yes        No

8.3 Are you an executive officer or director of International Heritage, Inc. or any of its subsidiaries?

Yes         No

* For purposes hereof, net worth shall be deemed to include ALL of your assets, liquid or illiquid (including such items as home, furnishings, automobile and restricted securities) MINUS any liabilities (including such items as home mortgages and other debts and liabilities).
** For purposes hereof, the term "income" is not limited to "adjusted gross income" as that term is defined for federal income tax purposes, but rather includes certain items of income which are deducted in computing "adjusted gross income." For investors who are salaried employees, the gross salary of such investor, minus any significant expenses personally incurred by such investor in connection with earning the salary, plus any income from any other source including unearned income, is a fair measure of "income" for purposes hereof. For investors who are self-employed, "income" is generally construed to mean fatal revenues received during the calendar year minus significant expenses incurred in connection with earning such revenues.

8B. Applicable to Corporations, Partnerships and other Entities ONLY:
The purchaser is an accredited investor because the purchaser falls within at least one of the following categories (Check all appropriate lines):
     (i) a bank as defined in Section 3(a)(2) of the Act or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity;
     (ii) a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended;
     (iii) an insurance company as defined in Section 2(13) of the Act,
     (iv) an investment company registered under the Investment Company Act of 1940, as amended (the "Investment Act"), or a business development company as defined in Section 2(a)(48) of the Investment Act;
     (v) a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended;
     (vi) a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, where such plan has to al assets in excess of $5,000,000;
     (vii) an employee benefit plan within the meaning of Title 1 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), where the investment decision is made by a plan fiduciary, as defined in
Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or an employee benefit plan that has fatal assets in excess of $5,000,000, or a self directed plan the investment decisions of which are made solely by persons that are accredited investors;
     (viii) a private business development company, as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended,
     (ix) an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;
     (x) a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a "sophisticated" person, who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment;
     (xi) an entity in which all of the equity investors are persons or entities described above ("accredited investors"). ALL EQUITY OWNERS
MUST COMPLETE "EXHIBIT A" ATTACHED HERETO.

9A. Do you have sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks associated with investing in the Company?

 Yes           No

 ANSWER QUESTION 9B ONLY IF THE ANSWER TO QUESTION 9A WAS "NO."

9B. If the answer to Question 9A was "NO," do you have a financial or investment adviser (a) that is acting in the capacity as a purchaser representative and (b) who has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks associated with investing in the Company?

 Yes           No

If you have a financial or investment adviser(s), please identify each such person and indicate HIS or HER business address and telephone number in the space below. (Each such person must complete, and you must review and acknowledge, a separate Purchaser Representative Questionnaire is attached as Exhibit B hereto).

10. You have the right, will be afforded an opportunity, and are encouraged to investigate the Company and review relevant factors and documents pertaining to the officers, directors and the Company and its business and to ask questions of a qualified representative of the Company regarding this investment and the properties, operations, and methods of doing business of the Company.

Have you or your purchaser representative, if any, conducted any such investigation, sought such documents or asked questions of a qualified I representative of the Company regarding this investment and the properties, operations, and methods of doing business of the Company?

Yes           No

If so, briefly describe:
If so, have you completed your investigation and/or received satisfactory answers to your questions?

Yes            No

11. Do you understand the nature of an investment in the Company and the risks associated with such an investment?

Yes            No

12. Do you understand that there is no guarantee of any financial return on this investment and that you incur the risk of losing your entire investment?

 Yes           No

13. Do you understand that this investment is not liquid?

 Yes           No

14. Do you have adequate means of providing for your current needs and personal contingencies in view of the fact that this is not a liquid investment?

Yes            No

15. Are you aware of the Company's business affairs and financial condition, and have you acquired all such information about the Company as you deem necessary and appropriate to enable you to reach an informed and knowledgeable decision to participate in the Share Exchange?

Yes            No

16. Do you have a "pre-existing relationship" with the Company or any of its officers, directors or controlling persons?

Yes            No

(For purposes hereof, "pre existing relationship" means any relationship consisting of personal or business contacts of a nature and duration such as would enable a reasonably prudent investor to be aware of the character, business acumen, and general business and financial circumstances of ~e person with whom such relationship exists.)
If so, please name the individual or other person with whom you have a pre-existing relationship and describe the relationship:

[SIGNATURE PAGE ATTACHED]

Dated:  , 1998

IF PURCHASER IS ONE OR MORE INDIVIDUALS (ALL INDIVIDUALS MUST SIGN):


(Type or print name of prospective purchaser)

Signature of prospective purchaser

Social Security Number

(Type or print name of additional purchaser)

Signature of spouse, joint tenant, tenant in common or other signature, if required

Social Security Number

Dated:  , 1998

IF PURCHASER IS A PARTNERSHIP, TRUST CORPORATION, OR OTHER BUSINESS
ENTITY:


(Name of Entity - Please Print)

Taxpayer Identification Number

By:
Name

Title:

        EXHIBIT "A" TO CONFIDENTIAL ACCREDITED INVESTOR QUESTIONNAIRE

ACCREDITED CORPORATIONS, PARTNERSHIPS, TRUSTS OR OTHER ENTITIES PLACING A CHECK MARK OPPOSITE QUESTION 8B(xi) MUST PROVIDE THE FOLLOWING INFORMATION.

I hereby certify that set forth below is a complete list of all equity owners in

[NAME OF ENTITY], a           [TYPE OF ENTITY] formed pursuant to the laws of
the State of           . I also certify that EACH SUCH OWNER HAS INITIALED THE
SPACE OPPOSITE HIS NAME and that each such owner understands that by initialing that space he is representing that he is an accredited individual investor satisfying the test for accredited individual investors indicated under "ACCREDITED INVESTOR STATUS."


                             -----------------------------------------
                             Signature of authorized corporate officer, general partner or trustee

Name of Equity Owner                     type of Accredited Investor'



I Indicate which Subparagraph of 8.1 - 8.3 the equity owner satisfies.

        EXHIBIT "B" TO CONFIDENTIAL ACCREDITED INVESTOR QUESTIONNAIRE
           PURCHASER REPRESENTATIVE QUESTIONNAIRE AND DISCLOSURE

The following information is being furnished to you in order to enable you to determine whether the undersigned may act as a Purchaser Representative as such term is used in Regulation D promulgated under the Securities Act of 1933, as amended (the "Act'), in connection with the voluntary share exchange between Kara International, Inc. and International Heritage, Inc.

On behalf of                             (the "Investor")
              (Name of Investor)

By my signature at the end of this Purchaser Representative Questionnaire and Disclosure, I certify that my responses set forth herein are true, complete and correct, and Kara International, Inc. is entitled to rely on them in making the foregoing determination. (Please attach additional sheets if required.)

1. Purchaser Representative's Name:

Age:

2. My present occupation or position is as follows:

Profession:
Nature of Duties:
Firm Name:
Nature of Business:
Business Address:
Business address:
City:                           State:

Business Telephone ( )

3. Any other occupations or positions during the past five years:

4. The undersigned has had prior experience in advising clients with respect to investments similar to that presently offered.

Yes              No

5. The following sets forth the factors (current and prior employment, investment and business experience, professional licenses, participation in evaluation of similar investments in the past, etc.) bearing upon the undersigned's ability to evaluate the merits and risks of an investment in the Interests:

6. Post secondary professional and business education background:

                       Date(s) of          Areas(s) of            Degree(s)
        School(s)      Attendance             Study               Conferred


7A. Except as previously disclosed to the Investor in writing, neither
In or any of my affiliates* now has or has had at any time during the past two years any material* relationship with the Partnership or any of its affiliates and no such relationship is contemplated to the best of my knowledge, except as follows (if none, please indicate):

7B. Except as previously disclosed to the Investor in writing, no compensation has been received, nor is any compensation to be received by the undersigned as a result of the relationship described above. The compensation received or to be received as a result of the material relationship(s) described in Item 7A (including any compensation received or to be received in conjunction with this transaction) is as follows (if none, please so indicated):

8. The undersigned has know the Investor for years, in the following capacity:

9. In advising the Investor in connection with the contemplated investment in the Partnership, will the undersigned rely, in any respect, on the Investor's own expertise in certain areas?

Yes            No

If "Yes," describe the specific expertise upon which the undersigned will rely:

10. In advising the Investor in connection with the contemplated investment in the Partnership, will the undersigned rely, in any respect, on the expertise of any other person?

Yes            No

If "Yes," provide the name and address of such person and the nature of the expertise on which the undersigned will rely:

11. The undersigned represents that he, either alone or together with the Investor or other persons indicated in Item 10 above, has such knowledge and experience in financial and business matters generally and in similar investments in particular so as to be capable of evaluating the merits and risks of the proposed investment.

12. The undersigned confirms that he is not an affiliate*, director, officer or other employee of, or beneficial owner of 10% or more of any class of the equity securities or 10% or more of the equity interest in International Heritage, Inc. or Kara International, Inc. or any of their affiliates.

13. Prior to any agreement to advise the Investor in connection with the voluntary share exchange, the undersigned has disclosed to the Investor, in writing, any material relationship between the undersigned or any affiliate* thereof and International Heritage, Inc. or Kara International, Inc. or their affiliates which now exist or are mutually understood to be contemplated or which has existed at any time during the previous two years, and any compensation received or to be received as the result of such relationship, including any compensation received or to be received as the result of such relationship, including any compensation received or to be received in connection with the offering of the Interest.

14. The undersigned has not during the past ten (10) years (a) been convicted, indicted or investigated in connection with any past or present criminal proceeding (excluding traffic violations and other minor offenses), or (b) been the subject of any order, judgment or decree of any court of competent jurisdiction permanently or temporarily enjoining the undersigned from acting as an investment or financial advisor, underwriter, broker or dealer in securities or commodities or as an affiliated person, director or employee of an investment company, or from engaging in or continuing any conduct or practice in connection, with any such activity or in connection with the purchase or sale of any security or commodity, or been the subject of any order of a federal or state authority barring or suspending for more than sixty (60) days the undersigned's right to be engaged in any such activity, or to be associated with persons engaged in any such activity, which order has not been reversed or suspended.

The undersigned confirms and represents to you that the information supplied above is true and correct. The undersigned agrees to furnish you with any additional information which you may request and to advise you of any changes which occur in any information which the undersigned has furnished you prior to the acceptance of the Investor's voluntary exchange of shares. The undersigned agrees that the information contained in this Purchaser Representative Questionnaire and Disclosure may be released to such persons as you deem appropriate to establish that the proposed offer and sale of the Interest is exempt from registration under the Act.

Dated:  , 1998


(Type or print name of Purchaser Representative)

--------------------------------------
Signature of Purchaser Representative

* The term "affiliate" of a person means a person who directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such person.
The term "material" when used to modify "relationship" means any relationship that a reasonable investor might consider important in the making of the decision whether to acknowledge a person as his Purchaser Representative.